EXHIBIT 10(co)

NATIONAL WESTERN LIFE INSURANCE COMPANY

PENSION PLAN

As Amended and Restated
Effective January 1, 2008

i

2.33.	Service	9
2.34.	Trust Fund	9
2.35.	Trustee	9
2.36.	Valuation Date	9
2.37.	Construction	9

ARTICLE III SERVICE AND ELIGIBILITY		9

3.1.	Eligibility Service	9
3.2.	Vesting Service	9
3.3.	Benefit Service	10
3.4.	Loss of Service	10
3.5.	Participation	11

ARTICLE IV PLAN CONTRIBUTIONS		11

4.1.	Employer Contributions	11
4.2.	Employee Contributions	12

ARTICLE V ELIGIBILITY FOR BENEFITS		12

5.1.	Normal Retirement	12
5.2.	Late Retirement	12
5.3.	Early Retirement	13
5.4.	Disability Retirement	13
5.5.	Deferred Vested Retirement	14
5.6.	Pre-Retirement Death Benefit	14
5.7.	Death After Commencement	16
5.8.	Reemployment	16

ARTICLE VI DETERMINATION OF BENEFITS		17

6.1.	Normal Retirement Pension	17
6.2.	Late Retirement Pension	18
6.3.	Early Retirement Pension	18
6.4.	Disability Retirement Pension	19
6.5.	Deferred Vested Retirement Pension	19
6.6.	Pre-Retirement Death Pension	21

ARTICLE VII PAYMENT OF BENEFITS		21

7.1.	Normal Form of Pension	21
7.2.	Qualified Joint & Survivor Pension	21
7.3.	Optional Forms of Pension	22

7.4.	Involuntary Cash Outs	23
7.5.	Effect of Lump Sum Payment	23
7.6.	Designation of Beneficiary	24
7.7.	In-Service Distribution	25

ARTICLE VIII LIMITATIONS AND RESTRICTIONS		26

8.1.	Maximum Annual Benefit	26
8.2.	Top Heavy Requirements	31
8.3.	Restrictions on Top Twenty Five Employees	36
8.4.	Restrictions on Form of Payment	39
8.5.	Commencement of Pension	39

ARTICLE IX PENSION COMMITTEE; ADMINISTRATION		41

9.1.	Appointment, Term, Resignation and Removal	41
9.2.	Powers	41
9.3.	Organization	42
9.4.	Quorum, and Majority Action	42
9.5.	Signatures	43
9.6.	Disqualification of a Committee Member	43
9.7.	Disclosure to Members	43
9.8.	Standard of Performance	43
9.9.	Liability of Committee and Liability Insurance	43
9.10.	Compensation	44
9.11.	Uniform Administration	44

ARTICLE X TRUST FUND		44

10.1.	Trust Fund	44
10.2.	Trust Fund Payments	44

ARTICLE XI CLAIMS PROCEDURE		45

11.1.	Claims for Benefits	45
11.2.	Appeal and Review	45

ARTICLE XII ADOPTION OF THE PLAN BY OTHER COMPANIES		46

12.1.	Adoption Procedure	46
12.2.	No Joint Venture Implied	46
12.3.	Expenses to be Shared	46
12.4.	Transfer of Members	47

12.5.	Withdrawal of Participating Employer	47
12.6.	Treatment of Funds on Withdrawal	47

ARTICLE XIII AMENDMENT, TERMINATION AND MERGER		47

13.1.	Amendment of Plan	47
13.2.	Termination of Plan	48
13.3.	Merger of Plan	48

ARTICLE XIV MISCELLANEOUS		49

14.1.	Inalienability of Benefits	49
14.2.	Rights of Employees	49
14.3.	Missing Persons	49
14.4.	Errors in Payments; Misstatements	49
14.5.	Address for Notices	50
14.6.	Obligations of the Company	50
14.7.	Governing Law	50
14.8.	Amounts Returnable to the Company	50
14.9.	USERRA	50

ARTICLE XV ELIGIBLE ROLLOVER DISTRIBUTIONS		51

15.1.	General Rule	51
15.2.	Definitions	51

ARTICLE XVI AMENDMENT OF THE PLAN FOR EGTRRA		52

16.1.	Incorporation of EGTRRA Provisions	52

ARTICLE XVII MINIMUM DISTRIBUTION REQUIREMENTS		52

17.1.	General Rules	52
17.2.	Time and Manner of Distribution	53
17.3.	Determination of Amount to be Distributed Each Year	54
17.4.	Requirements For Annuity Distributions That Commence During Participant’s Lifetime	55
17.5.	Requirements For Minimum Distributions Where Participant Dies Before Date Distributions Begin	56
17.6.	Definitions	56

NATIONAL WESTERN LIFE INSURANCE COMPANY
PENSION PLAN

ARTICLE I

INTRODUCTION

1.1.           History

National Western Life Insurance Company, a corporation organized and existing under the laws of the State of Colorado hereby amends and restates as of the Effective Date, the National Western Life Insurance Company Pension Plan.  The Plan is restated herein for the purpose of incorporating prior amendments (including the amendment for compliance with the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”)), to discontinue all benefit accruals after the Freeze Date, and to fully vest all active Participants as of the Freeze Date.

This Plan replaces the National Western Life Insurance Company Pension Plan (as amended and restated effective January 1, 2000) which replaced the immediately preceding restatement of the National Western Life Insurance Company Pension Plan and Trust Agreement, as amended, which was itself a continuation of a prior version of the Plan originally effective January 1, 1973.  A separate Trust Agreement was adopted effective January 1, 1991 and is incorporated herein by this reference.

1.2.           Purpose

The Plan is intended to qualify as a pension plan under Code section 401(a) and regulations thereunder, and to meet all other requirements of applicable provisions of law.  The Plan is, therefore, conditioned upon such qualification.

1.3.           Effect of Restatement

The right to a Pension, if any, of an Employee who terminates his employment with the Employer on or after the Effective Date shall be determined by the terms of the Plan  in effect on the date of his termination of employment; provided that in no event shall the adoption of this amendment and restatement of the Plan cause any Participant's benefits under the Plan that are accrued or treated as accrued under section 411(d)(6) of the Code to be less than such benefits immediately before the adoption of this amendment and restatement; and provided further that those provisions of the Plan that are effective as of a date before the Effective Date, and that were not otherwise in effect under the Plan  before the Plan’s amendment and restatement by this instrument shall nonetheless be applied to determine the right to a Pension of an Employee who terminates his employment with the Employer on or after the effective date of such provision.

Unless it is inconsistent with the terms of the Plan, any action taken or election made by the Committee or by a Participant, Employee, former Employee, or Beneficiary under the Plan before the Plan’s amendment and restatement by this instrument shall be regarded as having been taken or made under the Plan as amended and restated and as in effect hereunder unless and until changed in accordance with the terms of the Plan.

1.4.           Cessation of Benefit Accruals

Notwithstanding any other provision of the Plan or any Appendix to the contrary, no individual (including individuals who ceased to be Employees prior to the Effective Date) shall become a Participant or accrue any benefits under the Plan after the Freeze Date.  For purposes of the immediately preceding sentence, an individual would be considered to accrue benefits under the Plan after the Freeze Date if he would experience an increase in any retirement, ancillary, or other benefit already earned or accrued under the Plan as of the Freeze Date.  Without limiting the generality of the foregoing, an individual would experience an increase in benefits if he, for example, is credited with new Compensation or Benefit Service.  Therefore, no individual shall be credited with additional Benefit Service after the Freeze Date, and Compensation paid after the Freeze Date shall not be taken into account under the Plan for benefit accrual purposes.  An individual is not considered to experience an increase in a benefit merely because he becomes vested in that benefit or qualifies for an early retirement subsidy under Section 5.3 with respect to the benefit.

ARTICLE II

DEFINITIONS AND CONSTRUCTION

When used in capitalized form in this Plan, the following terms shall have the following meanings, unless the context clearly requires a different meaning.

2.1.           Accrued Benefit

The monthly benefit determined under ARTICLE VI hereof, payable at the Participant's Normal Retirement Date, which has accrued at any time under the provisions of the Plan, determined as if the Participant had then terminated his employment with the Employer.

2.2.           Actuarial Equivalent

The equivalent in value of the amounts expected to be received under the Plan under different forms of payment.

(a)           For purpose of the determination of the present value of a Participant's Accrued Benefit:

(i)           prior to January 1, 2000, based upon the interest rate(s) that would be used by the Pension Benefit Guaranty Corporation, to value annuities (both immediate and deferred, as applicable) upon Plan termination on the January 1 coincident with or next preceding the date of determination.

(ii)           on or after January 1, 2000, based upon the "Applicable Interest Rate" (as defined below) and the "Applicable Mortality Table" (as defined below).  Provided, however, in no event shall the present value of a Participant's Accrued Benefit be less than the value of his Accrued Benefit as of December 31, 1990, determined under the terms of the Pre-1991 Plan.  The "Applicable Interest Rate" is the annual interest rate on 30-year Treasury securities as specified by the Commissioner of the Internal Revenue Service for the second full calendar month preceding the first day of the Plan Year in which the Participant's distribution occurs.  The "Applicable Mortality Table" is the prevailing commissioners' standard mortality table as defined in Code section 417(e)(3)(A)(ii)(I) and as prescribed by the Commissioner of the Internal Revenue Service in revenue rulings, notices, or other guidance, as amended from time to time.  Effective with respect to distributions with annuity starting dates on or after December 31, 2002 and notwithstanding any other Plan provisions to the contrary, the “Applicable Mortality Table” used for purposes of adjusting any benefit or limitation under section 415(b)(2)(B), (C), or (D) of the Code as set forth in Sections 8.1 of the Plan and the “Applicable Mortality Table” used for purposes of satisfying the requirements of section 417(e) of the Code as set forth in this Section and Sections 7.3(d) and 7.4 of the Plan is the table prescribed in Revenue Ruling 2001-62.

(b)           For all other purposes, based upon an interest assumption of eight and one-half percent (8.5%), and the 1984 Unisex Pension (UP84) Mortality Table.

2.3.           Actuary

An individual who is approved by the Joint Board for the Enrollment of Actuaries to provide actuarial services required under ERISA, or a firm including one or more enrolled actuaries, which is engaged by the Plan Administrator to provide actuarial services in connection with the administration of the Plan.

2.4.           Adjustment Factor

The cost of living adjustment announced annually by the Secretary of the Treasury, pursuant to Code section 415(d), which shall increase such limitations as are specified under the Plan, or as are otherwise specified pursuant to the Code, Treasury regulations, or notices issued by the Internal Revenue Service.

2.5.           Affiliated Employer

A business organization that is a member of a controlled group of corporations (within the meaning of Code section 414(b)) or a member of a group of trades or businesses (whether or not incorporated) which are under common control (within the meaning of Code section 414(c)), or is deemed to be an affiliated service group (within the meaning of Code section 414(m)), with the Company.  All members of such group shall be considered as a single employer for such purposes as are specified herein.

2.6.           Beneficiary

The person(s) or the trust(s) created for the benefit of a person or persons who are the natural object of the Participant's bounty, or the Participant's estate, whichever is designated by the Participant to receive the benefits payable hereunder upon his death, or as determined pursuant to the terms of Section 7.6 hereof.

2.7.           Board of Directors

The Board of Directors of the Company, as it may be constituted from time to time, or any successor or successors.

2.8.           Break in Service

An Employee shall incur a Break in Service if he does not complete at least four hundred seventy-one (471) Hours of Service during the twelve (12)-month computation period, such computation periods to be coincident with the periods specified under Sections 3.1, 3.2, and 3.3 hereof.  Provided, however, if the Employee's absence is by reason of pregnancy of the Employee, birth of the Employee's child, placement of a child with the Employee in connection with its adoption, or for the purpose of care of such child beginning immediately following birth or placement, Hours of Service shall be credited for the computation period in which the absence from work begins, only if credit therefore is necessary to prevent the Employee from incurring a 1-year Break in Service, or, in any other case, in the immediately following computation period.  The Hours of Service credited for a maternity or paternity leave of absence shall be those which would normally have been credited but for such absence, or, in any case in which the Plan Administrator is unable to determine such hours normally credited, with seven and one-half (7½) Hours of Service per day.  The total Hours of Service required to be credited for a maternity or paternity leave of absence shall not exceed four hundred seventy-one (471).

2.9.           Code

The Internal Revenue Code of 1986, as it may be amended from time to time, including any successor.

                2.10.           Committee

               The individuals appointed to the Pension Committee in accordance with Section 9.1 hereof to assist the Plan Administrator in the management and direction of the operation and administration of the Plan.

2.11.           Company

National Western Life Insurance Company, a corporation organized and existing under the laws of the State of Colorado.

2.12.           Compensation

(a)           An Employee's total cash remuneration paid for services performed for the Employer each Plan Year, which shall include, by way of example and not of limitation, base salary, overtime, nonqualified elective deferrals, as well as elective amounts not subject to federal income taxation as a result of Code sections 125, 132(f)(4), 402(e)(3), 402(h), and/or 403(b), but excluding income from the exercise of Company stock options, commissions, bonuses, director fees, car allowances, imputed value of insurance and other extraordinary items of compensation.  References herein to a Participant's "monthly Compensation" shall mean the Participant's total Compensation during a Plan Year divided by twelve (12).

(b)           Anything to the contrary notwithstanding, in the case of an Employee contracted under the Company's "Regional Director Agreement," Compensation shall mean only the basic compensation as set forth in the "Schedule of Overwriting Commissions" under said agreement up to an annual maximum of Twenty Five Thousand Dollars ($25,000) and shall not include, among other items, bonuses, prizes and trips.  However, for any such Employee who was both employed by the Company and an active Participant in the Pre-1991 Plan on December 31, 1990, his Compensation may exceed the foregoing amount, to be limited to the lesser of fifty percent (50%) of his Compensation determined under subsection (a) above, or Seventy Five Thousand Dollars ($75,000).

(c)           In no event shall Compensation taken into account under this Plan during any Plan Year beginning on or after January 1, 1989 and on or before January 1, 2001 exceed the application limitation set forth in Section 1 of Appendix B.  The annual compensation of each Participant taken into account in determining benefit accruals in any Plan Year beginning after December 31, 2001, shall not exceed $200,000, as adjusted after 2002 for cost-of-living increases in accordance with  Code section 401(a)(17)(B).  The cost-of-living adjustment in effect for a calendar year applies to annual compensation for the determination period that begins with or within such calendar year.  Annual compensation means compensation during the Plan Year or such other consecutive 12-month period over which compensation is otherwise determined under the Plan (the determination period).  For purposes of determining benefit accruals in a Plan Year beginning after December 31, 2001, compensation for any prior determination period shall not exceed $200,000.

(d)           Special rules and limitations applied for Plan Years prior to the Effective Date.  For ease of administration, those rules and limitations are described in Appendix B.

(e)           Notwithstanding anything herein to the contrary, Compensation for purposes of determining benefit accruals shall not include any remuneration paid after the Freeze Date.

2.13.           Disability or Disabled

A physical or mental condition which, in the judgment of the Committee, totally and presumably permanently prevents an Employee from engaging in any substantial gainful employment with the employer.  A determination of Disability shall be made in accordance with Section 5.4 hereof.

2.14.           Early Retirement Age

The later of the fifty-fifth (55th) birthday of a Participant, or the date on which he completes seven (7) Years of Vesting Service.

2.15.           Early Retirement Date

The first day of any month which is coincident with or next follows attainment of a Participant's Early Retirement Age and his separation from Service, and precedes his Normal Retirement Date.

2.16.           Effective Date

January 1, 2008, except as otherwise stated herein; and provided that the original effective date of the Plan was January 1, 1973.

2.17.           Employee

Any person regularly employed by the Employer, excluding commissioned agents and, on and after January 1, 1991, those persons contracted under the Company's "Regional Director Agreement."

The term "Employee" shall also include "Leased Employees" (any person other than an employee of the recipient who, pursuant to an agreement between the recipient and any other person ("leasing organization"), has performed services for the recipient, or for the recipient and related persons determined in accordance with Code section 414(n)(6), on a substantially full-time basis for a period of at least one (1) year, and, effective January 1, 1997, such services are performed under the primary direction or control of the recipient Employer) except no such Leased Employee shall be considered an Employee if: (i) such Leased Employee is covered by a money purchase pension plan providing: (1) a nonintegrated employer contribution rate of at least ten percent (10%) of "compensation," as defined in Code section 415(c)(3), but including amounts contributed pursuant to a salary reduction agreement which are excludable from the Employee's gross income under Code sections 125, 132(f)(4), 402(a)(8), 402(h) or 403(b); (2) immediate participation; and (3) full and immediate vesting; and (ii) Leased Employees do not constitute more than twenty percent (20%) of the recipient's nonhighly compensated workforce.

2.18.         Employer

The Company, and any other entity adopting the Plan in accordance with the provisions of ARTICLE XII hereof.

2.19.           Entry Date

As to any person whose date of employment is prior to July 1, 1991, the first day of each month and as to all other persons, January 1 and July 1 of each Plan Year, the date as of which an Employee who has met the eligibility requirements of the Plan, as specified in Section 3.5 hereof, will commence participation in the Plan.

2.20.           ERISA

The Employee Retirement Income Security Act of 1974, as amended from time to time.

2.21.           Freeze Date

December 31, 2007.

2.22.           Hour of Service

Each hour for which (i) an Employee is directly or indirectly compensated or entitled to compensation by the Employer for the performance of duties during the applicable computation period in which such duties are performed; (ii) an Employee is directly or indirectly compensated or entitled to compensation by the Employer (irrespective of whether the employment relationship has terminated) for reasons other than performance of duties (such as vacation, holidays, sickness, jury duty, disability, lay-off, military duty or Leave of Absence); and (iii) back pay is awarded or agreed to by the Employer without regard to mitigation of damages.  Provided, however, that no Hour of Service need be credited for payments received solely for the purpose of complying with applicable workers' compensation or unemployment or disability insurance laws or for payments received solely for reimbursing the Employee for medical or medically related expenses.  It is further provided that no more than four hundred seventy-one (471) Hours of Service credit need be given for each single continuous period for which an Employee is paid for reasons other than the performance of duties.  The determination of such Hours of Service for the nonperformance of duties shall be in accordance with section 2530.200b-2(b) of the Department of Labor regulations.  Each Hour of Service earned by an Employee shall be credited to him as of the time when he actually earned such Hour except as otherwise permissible or required under section 2530.200b-2(c) of the Department of Labor regulations.  In no event will an Employee receive Service credit for the same Hours of Service more than once.

Hours of Service will be credited for employment with an Affiliated Employer who is not an Employer as if such entity were an Employer.

               2.23.         Leave of Absence

Any absence authorized by the Employer, as applicable, under its standard personnel practices, provided that all persons under similar circumstances are, treated alike in the granting of such leaves and that the Employee returns or retires within the period specified in the leave.

2.24.           Limitation Year

The twelve (12)-month period utilized in the determination of the Participant's maximum benefit under Code section 415, which shall be the Plan Year.

2.25.           Normal Retirement Age

The sixty-fifth (65th) birthday of a Participant.

2.26.           Normal Retirement Date

The first day of the month coinciding with or next following the Participant's Normal Retirement Age.

2.27.           Participant

An Employee who has satisfied the eligibility requirements of the Plan, as specified in Section 3.5 hereof, who has passed his Entry Date, and who has not waived participation.

2.28.           Pension

The monthly payment made to a Participant entitled to receive benefits under the Plan.

2.29.           Plan

The National Western Life Insurance Company Pension Plan, as set forth herein, and as it may be amended from time to time.

2.30.           Plan Administrator

The Company or its duly authorized delegate.

2.31.           Plan Year

The twelve (12)-month period beginning on January 1 and ending on December 31 each year.

2.32.           Pre-1991 Plan

The Plan and its related trust as originally effective January 1, 1973, and as subsequently amended through December 31, 1990.

                2.33.           Service

                The period of a Participant's employment considered in the determination of his eligibility for benefits and in the calculation of the amount of his benefits, as determined in accordance with ARTICLE III hereof.

2.34.           Trust Fund

The aggregate of all assets held by the Trustee, maintained in accordance with a separate legal instrument established by the Company.

2.35.           Trustee

The corporation or individual(s) appointed by the Company to administer the Trust Fund.

2.36.           Valuation Date

The Valuation Date, for the purpose of the determinations to be made under Section 8.2 hereof, shall be the last day of each Plan Year.

2.37.           Construction

The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender, and the singular may indicate the plural, unless the context clearly indicates the contrary.  The words "hereof,” "herein,” "hereunder" and other similar compounds of the word "hereof shall, unless otherwise specifically stated, mean and refer to the entire Plan, not to any particular provision or Section.  The word “including” and words of similar import when used in this Plan shall mean “including, without limitation,” unless the context otherwise requires or unless otherwise specified.  Article and Section headings are included for convenience of reference and are not intended to add to, or subtract from, the terms of the Plan.

ARTICLE III

SERVICE AND ELIGIBILITY

3.1.           Eligibility Service

An Employee's Eligibility Service will be utilized to determine if he is eligible to become a Participant in the Plan, pursuant to Section 3.5 hereof.

A year of Eligibility Service shall be granted if, during a twelve (12)-month computation period, the Employee completes at least nine hundred forty (940) Hours of Service.  The first such computation period shall begin on the date an Employee first completes an Hour of Service for the Employer or Affiliated Employer.  Subsequent computation periods shall be coincident with the Plan Year, commencing with the Plan Year that begins in the initial twelve (12)-month computation period.

Notwithstanding anything herein to the contrary, no Eligibility Service shall be credited to any Employee or Participant after the Freeze Date.

3.2.           Vesting Service

An Employee's Vesting Service will be utilized to determine if an Employee is eligible to receive benefits hereunder.

A year of Vesting Service shall be granted if, during a twelve (12)-month computation period, the Employee completes at least nine hundred forty (940) Hours of Service.  Each such computation period shall be coincident with the Plan Year, commencing with the Plan Year in which the Employee first completes an Hour of Service for the Employer or Affiliated Employer.

Vesting Service will continue to be credited under the Plan after the Freeze Date.

3.3.           Benefit Service

An Employee's Benefit Service will be utilized to determine the amount of his Pension hereunder.

A year of Benefit Service shall be granted if, during a twelve (12)-month computation period, the Employee completes at least nine hundred forty (940) Hours of Service.  Provided, however, in the computation period that contains the Participant's Normal, Late or Early Retirement Date, as applicable, a year of Benefit Service shall be granted regardless of the number of Hours of Service completed by the Participant.  Each such computation period shall be coincident with the Plan Year, commencing with the Plan Year in which an Employee first completes an Hour of Service.

Notwithstanding anything herein to the contrary, no Benefit Service shall be credited to any Employee or Participant after the Freeze Date.

3.4.           Loss of Service

If an Employee severs his Service with the Employer, and at such time he does not have a vested interest in his Accrued Benefit, he shall lose his prior Eligibility, Vesting and Benefit Service if he incurs a number of consecutive Breaks in Service at least equal to the greater of five (5) or his number of years of prior Eligibility, Vesting, or Benefit Service (as applicable).

If an Employee severs his Service at a time when he does have a vested interest in his Accrued Benefit, he shall retain his prior Eligibility Service, Vesting Service, and Benefit Service regardless of when or if he is reemployed by the Employer.

                3.5.          Particpation

      Every Employee of the Employer who was a Participant in the Plan immediately prior to the Effective Date shall continue to be a Participant hereunder.  Thereafter, each other Employee shall become a Participant in this Plan on the first Entry Date on or after the date he completes one (1) year of Eligibility Service; provided, however, that no Employee or other individual who was not already a Participant as of the Freeze Date shall become a Participant after that date.  Notwithstanding the foregoing, an Employee who is classified by the Employer for purposes of the Plan as an independent contractor or a contract employee shall not be eligible to become a Participant hereunder, notwithstanding such Employee's classification or reclassification for tax or other purposes.

If an Employee severs his Service before he has become a Participant hereunder, he will, after reemployment, become a Participant on the first Entry Date after he meets the requirements for participation specified above.  For purposes of determining whether an Employee's prior Eligibility Service is to be counted toward such requirements, the provisions of Section 3.4 hereof shall be applicable.

If, however, an Employee severs his Service after having met the participation requirements above, but before his Entry Date, he will, if he becomes reemployed after such Entry Date but before losing service under Section 3.4, become a Participant immediately upon such date of reemployment.

If an Employee severs his Service after he has become a Participant hereunder, he will cease his participation in this Plan, except to the extent of such vested benefit, but will, upon reemployment, immediately become a Participant eligible to accrue additional benefits hereunder.

ARTICLE IV

PLAN CONTRIBUTIONS

4.1.           Employer Contributions

The Company, in conjunction with the Actuary, shall establish for the Plan a funding policy and method consistent with the objectives thereof and with the requirements of ERISA and shall review and, if necessary, revise such policy and method at appropriate intervals.  The Company shall contribute to the Plan, no less frequently than required under applicable provisions of law, such amounts as shall be required, in accordance with the funding policy and method at the time in effect for the Plan, to fund the obligations of the Plan on a sound basis, provided that contribution of such amounts is conditioned upon the continued qualification of the Plan under Code section 401 and the continued deductibility of such amounts under Code section 404.  The amount of the Company's contributions shall be paid by the Company to the Trust, to be held and administered pursuant to ARTICLE X hereof.

All contributions made by the Company to the Trust Fund shall be used to pay benefits under the Plan or to pay expenses of the Plan and Trust and shall be irrevocable, except for any residual amounts after satisfying all liabilities of the Plan (pursuant to Section 14.8 hereof).  Forfeitures arising because of severance from Service before the Employee becomes eligible for a Pension or for any other reason shall be applied to reduce the costs of the Plan, not to increase the benefits otherwise payable to the Employees.

4.2.           Employee Contributions

Employees are neither required nor permitted to make contributions to the Plan.

ARTICLE V

ELIGIBILITY FOR BENEFITS

5.1.           Normal Retirement

A Participant shall have a one hundred percent (100%) vested and nonforfeitable right to his Accrued Benefit at or after attaining his Normal Retirement Age, and following his separation from Service.  Upon attaining his Normal Retirement Age, a Participant shall be entitled to receive a Normal Retirement Pension commencing at his Normal Retirement Date.

5.2.           Late Retirement

A Participant may continue to be employed by the Employer after his Normal Retirement Date.  Upon actual retirement following his Normal Retirement Date, and following his separation from Service, a Participant shall be entitled to receive a Late Retirement Pension.  Such Pension shall commence at his Late Retirement Date, which shall be the first day of any month elected by the Participant which follows his Normal Retirement Date.

5.3.           Early Retirement

A Participant shall be eligible for an Early Retirement Pension, upon his separation from Service and on or after attainment of his Early Retirement Age.  Payment of an Early Retirement Pension shall commence at the Participant's Normal Retirement Date, if he is then living.  However, at the Participant's request, payment may commence as of an Early Retirement Date, which shall be the first day of any month following his Early Retirement Age, but before his Normal Retirement Age, reduced for early commencement in accordance with the following table (interpolated between whole ages to completed months):

Percent of
Attained Age	Benefit Paid

65	100.00%
64	93.33%
63	86.67%
62	80.00%
61	73.33%
60	66.67%
59	63.33%
58	60.00%
57	56.67%
56	53.33%
55	50.00%

5.4.           Disability Retirement

An Employee who is a Participant hereunder shall be eligible for a Disability Pension if his employment with all Affiliated Employers is terminated by reason of Disability before his Normal Retirement Age, provided he has completed five (5) or more years of Vesting Service.  Payment of a Disability Pension shall commence as of the Employee's Normal Retirement Date.

If Disability ceases prior to the Employee's Normal Retirement Age, any Years of Benefit Service granted as a result of the Disability shall only continue to be credited toward any other Pension due to him hereunder if he returns to the employ of the Employer within sixty (60) days of not being so Disabled.

Disability under the Plan shall be considered total and permanent if the federal Social Security Administration has determined that the Participant is entitled to a disability pension under the terms of the Social Security Act.  Disability shall be considered to have ended at such time as a determination is made by the federal Social Security Administration that no further disability benefits shall be payable to the Participant under the Social Security Act.

5.5.           Deferred Vested Retirement

(a)           If a Participant terminates his employment with the Employer prior to his Early Retirement Age at a time when he has completed at least three (3) years of Vesting Service, and he is not entitled to a death or Disability benefit hereunder, he shall be entitled to a Deferred Vested Retirement Pension.  Payment of a Deferred Vested Retirement Pension shall commence at the Participant's Normal Retirement Date, if he is then living, and shall equal a percentage of the Participant's Accrued Benefit, based on his years of Vesting Service, in accordance with the following schedule:

Years of	Vested
Vesting Service	Percentage

Less than 3 years	0%
3 years	20%
4 years	40%
5 years	60%
6 years	80%
7 or more years	100%

Notwithstanding the foregoing, effective as of the Freeze Date, each Participant who is an Employee on the Freeze Date shall have a one hundred percent (100%) vested and nonforfeitable right to his Accrued Benefit.  In addition, each Participant who previously separated from Service, who is reemployed by the Employer on or after the Freeze Date, and who is credited with his pre-separation Vesting Service under Section 3.4 shall have a one hundred percent (100%) vested and nonforfeitable right to his Accrued Benefit upon reemployment.

(b)           In addition to commencement at the Participant’s Normal Retirement Date, a Participant who is eligible for a Deferred Vested Retirement Pension may elect to commence early payment of such Pension in a reduced amount to the extent permitted by Section 6.5(b) or Section 6.5(c).

5.6.           Pre-Retirement Death Benefit

(a)           Upon the death of a Participant who is either in active Service or is entitled to a Deferred Vested Retirement Pension, his Beneficiary shall be entitled to receive a death benefit, payable commencing

(i)           as of the Participant's Normal Retirement Date or

(ii)           at the Beneficiary's option, the Participant's Early Retirement Date, but reduced in accordance with the provisions of Section 5.3 hereof or

(iii)           to the extent permitted by Section 7.3(d) and at the Beneficiary’s option, as of the first day of any month following the Participant’s date of death.

The amount of the death benefit shall be the Pre-Retirement Death Pension as set forth in Section 6.6.

(b)           Notwithstanding the foregoing provisions of subsection (a), if the Participant is married at his date of death, and unless he elects otherwise in accordance with subsection (c) below, his spouse shall be his Beneficiary to the extent of a Pre-Retirement Survivor Annuity which is an annuity payable for life equal to the Actuarial Equivalent of a Pension determined as fifty percent (50%) of the Pension the Participant would have received had he terminated employment on the day prior to his death with a fully vested Accrued Benefit and, if he has not yet attained his Early Retirement Age, survived to his Early Retirement Date, and retired on that date with his Pension determined under a Joint and Fifty Percent (50%) Survivor Pension.  The Participant may designate another beneficiary pursuant to Section 7.6 to receive the portion of his Pre-Retirement Death Pension, if any, which exceeds the value of the Pre-Retirement Survivor Annuity payable to his spouse.  If the Participant does not so designate a beneficiary, then the Participant’s default beneficiary shall be determined in accordance with Section 7.6.

(c)           Any election of a married Participant of a death benefit other than the spousal Pre-Retirement Survivor Annuity, to the extent such Pre-Retirement Survivor Annuity is required by subsection (b) above, shall be made during an election period which begins on the first day of the Plan Year in which the Participant attains age thirty-five (35) and ends on his date of death; provided, however, in the event a Participant separates from Service prior to the beginning of such election period, the period shall instead begin on his date of separation from Service.

Prior to the election period, beginning on the first day of the Plan Year in which the Participant attains age thirty-two (32) and ending on the last day of the Plan Year preceding the Plan Year in which the Participant attains age thirty-five (35) (or, preceding the Plan Year if the Participant separates from Service before attainment, or his Entry Date is after attainment, of age thirty-two (32), within one (1) year after such separation from Service or not later than the last day of the second Plan Year after his Entry Date, if applicable), the Plan Administrator shall provide him with an explanation of the Pre-Retirement Survivor Annuity, his right to waive such annuity (with spousal consent as defined hereinafter) and his right to revoke any such election and to make a new election hereunder.

Any election by a married Participant hereunder not to receive his benefit in the form of a Pre-Retirement Survivor Annuity must be consented to by his spouse, unless it is proven to the satisfaction of the Committee that his spouse cannot be located.  Such consent must be in writing, must acknowledge the form of payment being elected and specific beneficiary, if applicable, as well as the effect of the waiver, and must either be witnessed by a Plan representative or notarized.  Any spousal consent hereunder shall be irrevocable as to the spouse providing such consent, but shall not bind any future spouse.  In the event a Participant revokes an election not to receive his benefit in the form of a Pre-Retirement Survivor Annuity, spousal consent to such revocation shall not be required, but any subsequent elections (including an election of a different beneficiary or form of payment) must comply with the provisions of this Section 5.6.

5.7.           Death After Commencement

If a Participant dies after his retirement and after commencement of his Normal, Early, Late, Disability or Deferred Vested Retirement Pension, any death benefit payable shall be solely in accordance with the form of payment of such Pension which is applicable under ARTICLE VII hereof.

5.8.           Reemployment

If a retired Participant who is entitled to receive a Pension from this Plan shall be reemployed as an Employee and subsequently retires prior to his Normal Retirement Date, he shall not be entitled to any Pension during his period of reemployment.  Upon subsequent retirement, he shall then be entitled to receive a Pension determined as of the date of his subsequent termination of employment, taking into account both periods of employment.  Such benefit, however, shall be reduced on an Actuarially Equivalent basis by the value of any Pension which he had already received prior to both his Normal Retirement Age and his date of reemployment.

If a Participant who is entitled to receive a Pension hereunder is reemployed as an Employee prior to his Normal Retirement Date and subsequently retires on or after his Normal Retirement Date, he shall not be entitled to any Pension during his period of reemployment, and upon subsequent retirement he shall then be entitled to receive a Pension as of the date of such subsequent retirement, equal to the greater of (i) the Pension determined as of the date of his subsequent termination of employment (ignoring the impact of any prior early retirement reduction), adjusted by the Actuarial Equivalent of any payments received prior to his Normal Retirement Date (determined as of his Normal Retirement Date), or (ii) the Pension determined at his Normal Retirement Date, increased on an Actuarially Equivalent basis to the Participant's Late Retirement Date, and reduced by the Actuarial Equivalent of any payments received prior to his Normal Retirement Date (determined as of his Late Retirement Date).

Notwithstanding anything contained in this Section 5.8 to the contrary, in no event shall the benefit subsequently received be less than the Participant's Pension payment prior to his reemployment, ignoring the impact of any optional form of Pension pursuant to Section 7.3 hereof.  Provided, further, in no event shall the provisions of this Section 5.8 circumvent the requirements of Section 8.5 hereof.

If a Participant who is receiving a Pension hereunder is reemployed as an Employee on or after his Normal Retirement Date, his Pension shall continue without interruption, and no further benefits shall accrue hereunder.

ARTICLE VI

DETERMINATION OF BENEFITS

6.1.           Normal Retirement Pension

The Normal Retirement Pension payable to a Participant commencing on his Normal Retirement Date shall be a monthly amount determined as the sum of (a) plus (b), subject to (c), as follows:

(a)           The Participant's Accrued Benefit, under the terms of the Pre-1991 Plan, as of December 31, 1990, if any, as determined based on such Pre-1991 Plan, but as summarized in Appendix A hereto, plus

(b)           One and one-half percent (1.5%) of the Participant's monthly Compensation during each Plan Year the Participant is credited with a Year of Benefit Service following his Entry Date, and on and after January 1, 1991.

(c)           Provided, however, if a person was a Participant under the Pre-1991 Plan as of December 31, 1990, and was a Participant under the Plan as of July 1, 1991, and was not classified as a Senior Vice President or higher executive level, a Special Minimum Benefit shall apply, equal to (i) minus (ii), as follows:

(i)           The Participant's benefit determined at his Normal Retirement Date under the terms of the Pre-1991 Plan, assuming his Compensation earned during the Plan Year ending December 31, 1990, continues unchanged to his Normal Retirement Date, and the Social Security law in effect remains unchanged from December 31, 1990, less

(ii)           The Actuarial Equivalent life annuity provided by an accumulation of two percent (2%) of the Participant's monthly Compensation (based on his monthly Compensation during the Plan Year ending December 31, 1990, continuing unchanged) for each year of Benefit Service earned on and after January 1, 1991, at an assumed interest rate of eight and one-half percent (8.5%), to his Normal Retirement Date.

In no event, however, shall a Participant's Accrued Benefit at his Normal Retirement Date be less than his Accrued Benefit as of December 31, 1990, under the terms of the Pre-1991 Plan, as summarized in Appendix A hereto.

                6.2.          Late Retirement Pension

The Late Retirement Pension payable to a Participant commencing on the first day of any month after his Normal Retirement Date and coincident with or next following his date of separation from Service, shall be a monthly amount determined as under Section 6.1 hereof, except that such benefit shall continue to accrue, as applicable, to his date of termination of employment.

In no event, however, shall a Participant's Late Retirement Pension be less than his Normal Retirement Pension adjusted on an Actuarially Equivalent basis to reflect later commencement.

In no event, however, shall a Participant's Accrued Benefit at his Late Retirement Date be less than his Accrued Benefit as of December 31, 1990, under the terms of the Pre-1991 Plan, as summarized in Appendix A hereto.

6.3.           Early Retirement Pension

The Early Retirement Pension payable to a Participant on his Early Retirement Date shall be a monthly amount determined as under Section 6.1 hereof, except that his benefit shall be determined as of his date of separation from Service.  Further, such Pension shall be reduced for early commencement in accordance with Section 5.3 hereof.

Provided, however, if a person was a Participant under the Pre-1991 Plan as of December 31, 1990, and was a Participant under the Plan as of July 1, 1991, and was not classified as a Senior Vice President or higher executive level, a Special Minimum Benefit shall apply, equal to (a) minus (b), as follows:

(a)           The Participant's benefit determined at his Normal Retirement Date under the terms of the Pre-1991 Plan, assuming his Compensation earned during the Plan Year ending December 31, 1990, continues unchanged to his Normal Retirement Date, and the Social Security law in effect remains unchanged from December 31, 1990, multiplied by a fraction, the numerator of which is his years of Benefit Service at his Early Retirement Date, and the denominator of which is the years of Benefit Service he would have earned had his employment continued uninterrupted to his Normal Retirement Date, less

(b)           The Actuarial Equivalent life annuity provided by an accumulation of two percent (2%) of the Participant's monthly Compensation (based on his monthly Compensation during the Plan Year ending December 31, 1990, continuing unchanged) for each year of Benefit Service earned on and after January 1, 1991, at an assumed interest rate of eight and one-half percent (8.5%), to his Normal Retirement Date, multiplied by a fraction, the numerator of which is his years of Benefit Service earned on and after January 1, 1991, to his Early Retirement Date, and the denominator of which is the years of Benefit Service the Participant would have earned on and after January 1, 1991, had his employment continued uninterrupted to his Normal Retirement Date.

In no event, however, shall a Participant's Accrued Benefit at his Early Retirement Date be less than his Accrued Benefit as of December 31, 1990, under the terms of the Pre-1991 Plan, as summarized in Appendix A hereto.

6.4.           Disability Retirement Pension

The Disability Retirement Pension payable to a Participant on his Normal Retirement Date shall be a monthly amount determined as under Section 6.1 hereof, except that his benefit shall be determined as of his date of separation from Service but his years of Benefit Service shall continue during his Disability, up to his Normal Retirement Date.

Provided, however, if a person was a Participant under the Pre-1991 Plan as of December 31, 1990, and was a Participant under the Plan as of July 1, 1991, and was not classified as a Senior Vice President or higher executive level, a Special Minimum Benefit shall apply, equal to (a) minus (b), as follows:

(a)           The Participant's benefit determined at his Normal Retirement Date under the terms of the Pre-1991 Plan, assuming his Compensation earned during the Plan Year ending December 31, 1990, continues unchanged to his Normal Retirement Date, and the Social Security law in effect remains unchanged from December 31, 1990, multiplied by a fraction, the numerator of which is his years of Benefit Service at his Disability Retirement Date, and the denominator of which is the years of Benefit Service he would have earned had his employment continued uninterrupted to his Normal Retirement Date, less

(b)           The Actuarial Equivalent life annuity provided by an accumulation of two percent (2%) of the Participant's monthly Compensation (based on his monthly Compensation during the Plan Year ending December 31, 1990, continuing unchanged) for each year of Benefit Service earned on and after January 1, 1991, at an assumed interest rate of eight and one-half percent (8.5%), to his Normal Retirement Date, multiplied by a fraction, the numerator of which is his years of Benefit Service earned on and after January 1, 1991, to his Disability Retirement Date, and the denominator of which is the years of Benefit Service the Participant would have earned on and after January 1, 1991, had his employment continued uninterrupted to his Normal Retirement Date.

In no event, however, shall a Participant's Accrued Benefit at his Disability Retirement Date be less than his Accrued Benefit as of December 31, 1990, under the terms of the Pre-1991 Plan, as summarized in Appendix A hereto.

6.5.           Deferred Vested Retirement Pension

(a)           The Deferred Vested Retirement Pension payable to a Participant who has completed at least three (3) years of Vesting Service, commencing on his Normal Retirement Date, shall be a monthly amount determined as his Accrued Benefit calculated as under Section 6.1 hereof, except that his benefit shall be determined as of his date of separation from Service, and except that such Accrued Benefit shall be multiplied by his vested percentage as determined under Section 5.5 hereof.

Provided, however, if a person was a Participant under the Pre-1991 Plan as of December 31, 1990, and was a Participant under the Plan as of July 1, 1991, and was not classified as a Senior Vice President or higher executive level, a Special Minimum Benefit shall apply, equal to (a) minus (b), as follows:

(i)           The Participant's benefit determined at his date of termination of employment under the terms of the Pre-1991 Plan, assuming both his Compensation and the Social Security law in effect remain unchanged from December 31, 1990, multiplied by a fraction, the numerator of which is his years of Benefit Service at his date of termination of employment, and the denominator of which is the years of Benefit Service he would have earned had his employment continued uninterrupted to his Normal Retirement Date, less

(ii)           The Actuarial Equivalent life annuity provided by an accumulation of two percent (2%) of the Participant's monthly Compensation (based on his monthly Compensation during the Plan Year ending December 31, 1990, continuing unchanged) for each year of Benefit Service earned on and after January 1, 1991, at an assumed interest rate of eight and one-half percent (8.5%), to his Normal Retirement Date, multiplied by a fraction, the numerator of which is his years of Benefit Service earned on and after January 1, 1991, to his date of termination of employment, and the denominator of which is the years of Benefit Service the Participant would have earned on and after January 1, 1991, had his employment continued uninterrupted to his Normal Retirement Date.

In no event shall a Participant's Accrued Benefit at his date of termination of employment be less than his Accrued Benefit as of December 31, 1990, under the terms of the Pre-1991 Plan, as summarized in Appendix A hereto.

(b)           If a Participant has completed at least seven (7) years of Vesting Service, he may elect to have his Pension commence at his Early Retirement Date, in which event it shall be reduced to reflect such early commencement in accordance with Section 5.3 hereof.

(c)           If a Participant is eligible to receive his Pension under Section 7.3(d) but has not satisfied the requirements to reach Early Retirement Age, he may elect to have his Pension commence as of the first day of any month following his separation from Service, in which event it shall be actuarially reduced to reflect such early commencement.

6.6.           Pre-Retirement Death Pension

The Pre-Retirement Death Pension shall be equal to the Actuarial Equivalent single sum value of the Participant's Accrued Benefit as of his date of death, without adjustment for vesting.  This benefit shall be payable, at the election of the Beneficiary, with appropriate spousal consent as defined under Section 5.6 hereof, in the Actuarially Equivalent forms of payment permitted under ARTICLE VII hereof.  To eliminate the possibility of doubt, although the amount of the benefit is determined by reference to the Actuarial equivalent single sum present value of the Participant’s Accrued Benefit as of his date of death, a Beneficiary may not elect or receive a single lump sum form of benefit payment except to the extent provided by Sections 7.3(d) and 7.4.

In no event, however, shall a Participant's Accrued Benefit at his date of death be less than his Accrued Benefit as of December 31, 1990, under the terms of the Pre-1991 Plan, as summarized in Appendix A hereto.

ARTICLE VII

PAYMENT OF BENEFITS

7.1.           Normal Form of Pension

If a Participant is not married on his annuity starting date, his Accrued Benefit shall be paid in the form of a life only Pension, with all payment ceasing as of the first day of the month following his date of death.

7.2.           Qualified Joint & Survivor Pension

If a Participant, who does not die before his annuity starting date, is married on his annuity starting date, his Pension shall be paid in the form of a Qualified Joint and Fifty Percent (50%) Survivor Pension.  Under this form, an Actuarially Equivalent reduced amount shall be paid to the Participant during his lifetime.  At his death, his spouse to whom he was married at the date of commencement of Pension, if surviving, shall be entitled to receive a Pension, for her remaining lifetime, equal to fifty percent (50%) of the amount the Participant was receiving prior to his death.

In lieu of the Pension provided under the terms of this Section 7.2, a Participant may elect, in writing, within the ninety (90) day period prior to his annuity starting date, to receive his Pension in the Normal Form provided under Section 7.1 hereof, or in an optional form as provided under Section 7.3 hereof.  This election may be revoked and another election made at any time and as many times as the Participant desires within such ninety (90)-day period.

Any election hereunder not to receive the Qualified Joint and Fifty Percent (50%) Survivor Pension will not become effective unless the Participant's spouse consents to such election, in writing, acknowledging the effect of such consent, including an acknowledgment of the specific beneficiary and form of payment, witnessed by a Plan representative or notary public.  The spouse's consent need not be obtained if the Committee is satisfied that there is no spouse, that the spouse cannot be located or because of any other circumstances which may be prescribed in regulations issued by the Secretary of the Treasury.  The spouse's consent under this Plan shall be valid only with respect to the specified election of the Participant on which it is based.  Spousal consent shall not be required to the revocation of any such prior election of the Participant.  However, if such election is subsequently changed, a new consent by the spouse to any subsequent election not to receive the Qualified Joint and Fifty Percent (50%) Pension will be required.  The spouse's consent to any election made by a Participant pursuant to this Plan, once made, may not be revoked by the spouse.

Within a reasonable period of time preceding the Participant's annuity starting date, and subject to regulations issued by the Secretary of the Treasury, a Participant shall be supplied with a written explanation of (a) the terms and conditions of the Joint and Fifty Percent (50%) Survivor Pension, (b) the Participant's right, if any, to elect a single-life Pension or an optional form of payment under Section 7.3 hereof in lieu of the Joint and Fifty Percent (50%) Survivor Pension and subject, in certain cases, to his spouse's consent and (c) the Participant's right to reinstate coverage under the Joint and Fifty Percent (50%) Survivor Pension prior to his annuity starting date by revoking an election of the Normal Form or an optional form of Pension.

For the purpose of the Plan, a Participant's "annuity starting date" shall be the first day of the first period for which an amount is payable as an annuity, or in the case of a benefit not payable as an annuity, the first day on which all events have occurred which entitled the Participant to such benefit.

7.3.           Optional Forms of Pension

Subject to the consent provisions described above, and to the limitations of ARTICLE VIII hereof, a Participant may elect to receive his Pension in an alternate form, in accordance with one or more of the following options, in an Actuarially Equivalent amount, in lieu of the normal form of Pension to which he is otherwise entitled under Section 7.1 or 7.2, as applicable:

(a)           An annuity for the life of the Participant with one hundred twenty (120) monthly payments guaranteed, to be paid to a Beneficiary in the event of the Participant's death prior to payment of the total number of specified payments.

(b)           An annuity which will provide an actuarially increased amount prior to the date of a Participant's commencement of his pension under the federal Social Security Act, and an actuarially decreased amount thereafter, such that the total payments received by the Participant under the Plan when combined with the payments he receives with regard to his primary insurance benefit under the federal Social Security Act shall be as nearly uniform as possible throughout the period for which the annuity is received.

(c)           Any other form of benefit elected by the Participant which is based upon his life expectancy, or the joint life expectancy of the Participant and his Beneficiary.

(d)           Notwithstanding anything herein to the contrary, if the Actuarially Equivalent lump sum value of a Participant's Pension at any time following his termination of employment exceeds One Thousand Dollars ($1,000), but does not exceed Five Thousand Dollars ($5,000) or, effective September 1, 2007, Twenty-Five Thousand Dollars ($25,000), the Participant, subject to Sections 7.1 and 7.2 above (including, if applicable, the spousal consent requirements of Section 7.2), may elect that such value shall be immediately distributed to the Participant in a single lump sum in cash or shall commence immediately in the normal form provided under Sections 7.1 or 7.2 as applicable.

The single lump sum cash payment under Section 7.3(d) shall be the only optional form of payment under this Section 7.3 for a Participant with a Deferred Vested Retirement Pension who elects early payment of a Pension pursuant to Section 6.5(c) and Section 7.3(d).

7.4.           Involuntary Cash Outs

If the Actuarially Equivalent lump sum value of a Participant's Pension at any time following his termination of employment does not exceed One Thousand Dollars ($1,000) (Five Thousand Dollars ($5,000) for distributions made prior to March 28, 2005), such value shall be immediately distributed to the Participant (or his Beneficiary, as applicable) without his or any other person's consent.  Provided, however, in the event payment of a Qualified Joint and Fifty Percent (50%) Survivor Pension under Section 7.2 hereof has already commenced, or if payment of a Pension has already commenced to a spouse under Section 6.6 hereof, or as to any payment of a Pension which has commenced prior to the Participant's attainment of Normal Retirement Age, the consent to the cash out shall be required from the Participant and his spouse (subject to the spousal consent requirements of Section 7.2 hereof) or, if the Participant is deceased, from the surviving spouse.

7.5.           Effect of Lump Sum Payment

If a Participant receives a lump sum distribution pursuant to Section 7.3(d) or 7.4 hereof,  any benefit earned prior to his termination of employment shall be disregarded for purposes of determining such Participant's Accrued Benefit hereunder as a result of any reemployment by the Employer of the Participant.

Provided, however, any such Participant whose prior distribution was in an amount less than his Accrued Benefit, shall have the right to repay such distribution, including interest thereon calculated at five percent (5%), compounded annually from the date of distribution to the date of repayment.  Such repayment shall be made before the earlier of the date the Participant incurs five (5) consecutive one (1) year Breaks in Service following the date of distribution, or the date which follows by five (5) years his date of reemployment.  If such repayment is made, the Benefit Service earned prior to his distribution shall be reinstated for all purposes under the Plan.

                7.6.          Designation of Beneficiary

      Each Employee, including a former Employee, with a Pension benefit hereunder may designate a primary beneficiary or beneficiaries and a contingent beneficiary or beneficiaries to receive any benefit that may become payable under this Plan by reason of such Employee's death (other than a benefit payable only to his spouse or other qualified contingent pensioner).  Such designation shall be made upon the forms furnished by the Committee, and may at any time and from time to time be changed or revoked without notice to the beneficiary or beneficiaries, and shall not be effective unless and until filed with the Committee, including compliance with the spousal consent rules specified under Sections 5.6 and 7.2 hereof.

If any such Employee shall fail to designate a beneficiary or beneficiaries or if all those designated by him predecease him or if all primary and contingent beneficiaries designated by a Participant die before the end of the guarantee period under an optional guaranteed form of annuity payment, then the beneficiary or beneficiaries shall be determined from among the following with priority in the order provided below:

(a)           his spouse;

(b)           his children and children of deceased children per stirpes (by right of representation);

(c)           his parents;

(d)           his brothers and sisters and nephews and nieces who are children of deceased brothers and sisters per stirpes (by right of representation); and

(e)           his estate.

Neither the Employer, Affiliated Employer, nor the Trustee (in its capacity as Trustee) shall be named as beneficiary.

7.7.           In-Service Distribution

(a)           The provisions of this Section 7.7 are effective December 1, 2000 and are subject to the requirements of Section 8.5.  A Participant who attains his Normal Retirement Age but who is not eligible to commence a Pension under Section 5.1 because the Participant has not separated from Service, may elect, at any time within the twelve (12)-month period beginning on the date the Participant attains his Normal Retirement Age, to commence receipt of a Pension in an amount equal to the Pension the Participant would have received had the Participant separated from Service on the first day of the month which is at least thirty (30) days, but not more than ninety (90) days, after the date the Participant elects to receive such in-service distribution.  If a Participant does not make such an election within such twelve (12)-month period, the Participant may subsequently elect to commence receipt of a Pension in an amount equal to the Pension the Participant would have received had the Participant separated from Service on the first day of the month immediately following the next anniversary of the Participant’s Normal Retirement Date.  Such a subsequent election must be made at least thirty (30) days, but not more than ninety (90) days, before such deemed separation date.  Such in-service Pension shall be payable in the normal form specified in Section 7.1 or, if elected by the Participant (with spousal consent if applicable), in any of the optional forms specified in Section 7.3.  The amount of such in-service Pension shall not be increased by subsequent accruals hereunder (which accruals shall be payable, if at all, only in accordance with subsections (b) and (c) below).

(b)           A Participant who elects to receive an in-service Pension in accordance with subsection (a) above, will automatically receive an additional in-service Pension, effective as of the first day of the month immediately following each subsequent anniversary of the Participant’s Normal Retirement Date, in an amount equal to the benefit accrued by the Participant since the commencement effective date of the Participant’s immediately preceding in-service Pension (whether an original in-service Pension under subsection (a) above or an additional in-service Pension under this subsection (b)).  Such an additional in-service Pension shall be payable in the normal form specified in Section 7.1 or, if elected by the Participant (with spousal consent if applicable), in any of the optional forms specified in Section 7.3.  The amount of any particular additional in-service Pension shall not be increased by subsequent accruals hereunder (which accruals shall be payable, if at all, only in accordance with additional in-service Pensions payable under this subsection (b) or in accordance with subsection (c)).

(c)           If a Participant elects to receive an in-service Pension in accordance with the foregoing and subsequently separates from Service and becomes eligible to receive a Pension under Section 5.2 or 5.6, then the amount of the Pension payable under such Sections shall be the benefit accrued by the Participant since the commencement effective date of the Participant’s immediately preceding in-service Pension (whether an original in-service Pension under subsection (a) above or an additional in-service Pension under subsection  (b)). Such final Pension shall not affect the amount of any in-service Pensions payable under subsections (a) and (b) above.

ARTICLE VIII

LIMITATIONS AND RESTRICTIONS

8.1.           Maximum Annual Benefit

Notwithstanding any other provision of this Plan, the Pension payable to or on behalf of any Participant under this Plan shall be limited in accordance with Code section 415, as follows.  The provisions of this Article VIII supersede and control any other provisions of the Plan in conflict therewith; provided, however, that nothing herein shall affect Section 1.4 or shall be construed to require the crediting of additional benefit accruals, Benefit Service, or Compensation after the Freeze Date.  Subject to any specific optional elections made in this Article VIII, the provisions of Code section 415 are hereby incorporated by reference and shall control over any provision in the Plan in conflict therewith.  The provisions of this Article VIII are intended to constitute good-faith compliance with the final Treasury regulations under Code section 415 published on April 5, 2007 and shall be construed and applied in accordance therewith.

(a)           Definitions

(i)           Defined benefit dollar limitation

The "defined benefit dollar limitation" is $160,000 as of January 1, 2002 and as adjusted, effective January 1 of each year thereafter, under section 415(d) of the Code in such manner as prescribed under such Code section, and payable in the form of a straight life annuity.  A limitation as adjusted under Code section 415(d) will apply to Limitation Years ending with or within the calendar year for which the adjustment applies.  Adjustments under Code section 415(d) shall apply to years after a Participant’s severance from employment or, if earlier, annuity starting date.

(ii)           Defined benefit compensation limitation

The “defined benefit compensation limitation” is one hundred percent (100%) of the Participant's average earnings for the three (3)-consecutive calendar years, while a Participant in the Plan, in which his earnings were the highest.  The defined benefit compensation limitation shall be adjusted under Code section 415(d) for years after a Participant’s severance from employment or, if earlier, annuity starting date.

(iii)           Maximum permissible benefit

The “maximum permissible benefit” is the lesser of the defined benefit dollar limitation or the defined benefit compensation limitation (both adjusted where required, as provided in subsection (A) and, if applicable, in subsection (B) or (C) below).

(A)           If the Participant has fewer than 10 years of participation in the Plan, the defined benefit dollar limitation shall be multiplied by a fraction, (I) the numerator of which is the number of years (or part thereof) of participation in the Plan and (II) the denominator of which is 10.  In the case of a Participant who has fewer than 10 years of Service with the Employer, the defined benefit compensation limitation shall be multiplied by a fraction, (I) the numerator of which is the number of years (or part thereof) of Service with the Employer and (II) the denominator of which is 10.

(B)           If the benefit of a Participant begins prior to age 62, the defined benefit dollar limitation applicable to the Participant at such earlier age is an annual benefit payable in the form of a straight life annuity beginning at the earlier age that is the actuarial equivalent of the defined benefit dollar limitation applicable to the Participant at age 62 (adjusted under subsection (A) above, if required).  The defined benefit dollar limitation applicable at an age prior to age 62 is determined as the lesser of (I) the actuarial equivalent (at such age) of the defined benefit dollar limitation computed using the interest rate specified in Section 2.2(b) and the mortality table (or other tabular factor) specified in Section 2.2(a)(ii) of the Plan and (II) the actuarial equivalent (at such age) of the defined benefit dollar limitation computed using a five percent (5%) interest rate and the applicable  mortality table as defined in Section 2.2(a)(ii).  Any decrease in the defined benefit dollar limitation determined in accordance with this subsection (B) shall not reflect a mortality decrement if benefits are not forfeited upon the death of the Participant.  If any benefits are forfeited upon death, the full mortality decrement is taken into account.

(C)           If the benefit of a Participant begins after the Participant attains age 65, the defined benefit dollar limitation applicable to the Participant at the later age is the annual benefit payable in the form of a straight life annuity beginning at the later age that is actuarially equivalent to the defined benefit dollar limitation applicable to the Participant at age 65 (adjusted under subsection (A) above, if required).  The actuarial equivalent of the defined benefit dollar limitation applicable at an age after age 65 is determined as (I) the lesser of the actuarial equivalent (at such age) of the defined benefit dollar limitation computed using the interest rate specified in Section 2.2(b) of the Plan and the mortality table (or other tabular factor) specified in Section 2.2(a)(ii) of the Plan and (II) the actuarial equivalent (at such age) of the defined benefit dollar limitation computed using a five percent (5%) interest rate assumption and the applicable mortality table as defined in Section 2.2(a)(ii) of the Plan.  For these purposes, mortality between age 65 and the age at which benefits commence shall be ignored.

(iv)           Earnings:  For purposes of Section 8.1(a)(ii), earnings for any Limitation Year shall be the Participant's earned income, wages, salaries, and fees for professional services, and other amounts received for personal services actually rendered in the course of employment with the Employer (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses), provided such amounts are actually paid or includable in gross income during such year, except that notwithstanding the foregoing, earnings shall also include, elective deferrals (as defined in  Code section 402(g)(3)) and any amount which is contributed or deferred by the Employer at the election of the Participant and which is not includible in the gross income of the Participant pursuant to  Code section 125, 132(f)(4), or 457.  Earnings shall exclude the following:

(A)           Employer contributions to a plan of deferred compensation which are not included in the Participant's gross income for the taxable year in which contributed or company contributions under a simplified employee pension plan to the extent such contributions are deductible by the Participant, or any distributions from a plan of deferred compensation;

(B)           Amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by the Participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

(C)           Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

(D)           Other amounts which received special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity described in section 403(b) of the Code (whether or not the amounts are actually excludable from the gross income of the Participant).

(E)           Other items of remuneration that are similar to any of the items listed in subsections (A) through (D) of this Section 8.1(a)(iv).

Annual earnings taken into account for purposes of this Section for any Limitation Year beginning on or after January 1, 1989 shall be limited in accordance with the applicable annual limitation on Compensation under Section 2.12(c), except that the determination period shall be the Limitation Year.

To be taken into account for a year, earnings must be actually paid or made available to a Participant during such year and must be paid or treated as paid prior to the Participant’s “severance from employment” with the Employer as such term is defined in Treasury regulation section 1.415(a)-1(f)(5).  Notwithstanding the foregoing, “earnings” shall also include the following:

(F)           amounts paid by the later of 2½ months after a Participant’s severance from employment with the Employer or the end of the year that includes the date of such severance from employment, provided that such amounts (I) constitute regular compensation for services during regular working hours or for services outside regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments, and (II) would have been paid to the individual prior to the severance from employment if the individual had continued in the Employer's employment.

(G)           amounts paid by the later of 2½ months after a Participant’s severance from employment with the Employer or the end of the year that includes the date of such severance from employment, provided that such amounts represent payment for unused, accrued bona fide sick, vacation, or other leave that the individual would have been entitled to use if employment had continued.

(H)           payments to a participant who is permanently and totally disabled (as defined in Code section 22(e)(3)) during a year in which such Participant is credited with a year of Benefit Service or deemed credited with a year of Benefit Service under Section 6.4.

(I)           payments to an individual who does not currently perform services for the Employer by reason of qualified military service, as defined in section 414(u)(1) of the Code, to the extent that such payments do not exceed the amount that the individual would have received had he or she continued in the Employer's employment instead of entering qualified military service.

(b)           Benefit Limitation

If an annual Pension payable to a Participant hereunder (including Pensions payable under any other defined benefit plans of the Employer) is greater than Ten Thousand Dollars ($10,000) or if the Participant has ever participated in a defined contribution plan maintained by the Employer, the Participant’s Pension shall automatically be limited to the maximum permissible benefit in accordance with Code section 415.

The limitations of this Section apply to a Pension payable in the form of a straight life annuity with no ancillary benefits.  If payment is in a different form, the amount thereof shall be adjusted to be the actuarial equivalent of a single life annuity and the limitations shall be applied to such adjusted amount; provided that survivor benefits payable to a surviving spouse under a qualified joint and survivor annuity shall not be taken into account to the extent that such benefits would not be payable if the participant’s benefits were not paid in the form of a qualified joint and survivor annuity and further provided that actuarial equivalence shall be determined as follows:

(i)           For purposes of benefits paid in a form to which Code section 417(e)(3) does not apply, the actuarial equivalent straight life annuity is the greater of (A) the annual amount of the straight life annuity payable to the Participant under the terms of the Plan commencing at the same annuity starting date as the form of benefit actually payable to the Participant and (B) the annual amount of the straight life annuity commencing at the same annuity starting date that has the same actuarial present value as the particular form of benefit payable, computed using a 5% interest assumption and the “Applicable Mortality Table” described in Section 2.2(a)(ii).

(ii)           For purposes of benefits paid in a form to which Code section 417(e)(3) applies and with an annuity starting date occurring in 2004 or 2005, the actuarial equivalent straight life annuity is the greater of (A) the annual amount of the straight life annuity commencing at the annuity starting date that has the same actuarial present value as the particular form of benefit payable, computed using the interest and mortality factors set forth in Section 2.2(b) and (B) the annual amount of the straight life annuity commencing at the annuity starting date that has the same actuarial present value as the particular form of benefit payable, computed using an interest rate of 5.5% and the “Applicable Mortality Table” described in Section 2.2(a)(ii).

(iii)            For purposes of benefits paid in a form to which Code section 417(e)(3) applies and with an annuity starting date occurring after 2005, the actuarial equivalent straight life annuity is the greatest of (A) the annual amount of the straight life annuity commencing at the annuity starting date that has the same actuarial present value as the particular form of benefit payable, computed using the interest and mortality factors set forth in Section 2.2(b); (B) the annual amount of the straight life annuity commencing at the annuity starting date that has the same actuarial present value as the particular form of benefit payable, computed using an interest rate of 5.5% and the “Applicable Mortality Table” described in Section 2.2(a)(ii); and (C) the annual amount of the straight life annuity commencing at the annuity starting date that has the same actuarial present value as the particular form of benefit payable, computed using the “Applicable Interest Rate” and the “Applicable Mortality Table” described in Section 2.2(a)(ii), divided by 1.05.

   Benefit increases resulting from the increase in the defined benefit dollar limitation as of January 1, 2002 will be provided to all Employees participating in the Plan who have one Hour of Service on or after the first day of the first Limitation Year ending after December 31, 2001.

For Limitation Years beginning after December 31, 2001, a multiemployer plan shall not be combined or aggregated with a non-multiemployer plan for purposes of applying the defined benefit compensation limitation to the non-multiemployer plan.

(c)           Combined Plan Limit

For Limitation Years beginning on or after January 1, 2000, the combined plan limit under former Code section 415(e) shall not apply to any active or deferred vested Participant with an accrued benefit hereunder in any such Limitation Year (including any such Participant whose Pension has commenced but who has not received his entire benefit hereunder as of any such Limitation Year).

8.2.           Top Heavy Requirements

In the event that this Plan becomes a Top Heavy Plan, all minimum requirements of Code section 416 will become applicable, notwithstanding any other provision of this Plan.

(a)           Definitions

For the purposes of determining if the Plan is a Top Heavy Plan, the following definitions shall be applicable:

                                                (i)         Top Heavy Plan

The Plan will be considered a Top Heavy Plan for the Plan Year if as of the last day of the preceding Plan Year, (1) the aggregate present value of Accrued Benefits of Key Employees hereunder exceeds sixty percent (60%) of the aggregate present value of all Accrued Benefits hereunder (the "sixty percent (60%) test"), or (2) the plan is part of a required aggregation group (within the meaning of section 416(g) of the Code) and the required aggregation group is "top heavy".  The present values of Accrued Benefits of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under section 416(g)(2) of the Code during the one-year period ending on the Determination Date.  The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under section 416(g)(2)(A)(i) of the Code.  In the case of a distribution made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting “five-year period” for “one-year period.”  The value of the Employee's Accrued Benefit shall not include rollover and plan-to-plan transfers made after December 31, 1985, from the plan of any other employer (other than an Affiliated Employer), or the value of the Accrued Benefits of Former Key Employees.  The value of all Accrued Benefits of any individual who has not performed services for the Employer during the one-year period ending on the determination date shall not be taken into account.  For the purpose of this Section 8.2, the term Employee shall be deemed to include beneficiaries of deceased Employees.  For the purposes of this Section 8.2, "present value of Accrued Benefit" shall be determined based upon the Actuarial Equivalent assumptions specified under Section 2.2 hereof.  However, notwithstanding the results of the Sixty Percent (60%) Test, the Plan shall not be considered a Top Heavy Plan for any Plan Year in which the Plan is a part of a required or permissible aggregation group (within the meaning of section 416(g) of the Code) which is not Top Heavy.

                                               (ii)           Top Heavy Group

The Plan is part of a Top Heavy Group if it is part of a combination of two or more qualified pension or profit sharing plans and, under section 416 of the Code, such plans may be required to be aggregated to determine if such plans are top heavy.  It will be required to aggregate into a group (1) all plans of the Employer in which a Key Employee participates (in the Plan Year containing the determination date or in any of the four (4) preceding Plan Years) and (2) each other plan which enables any plan in which a Key Employee participates during the period tested to meet the requirements of Code sections 401(a) (4) and 410(b).  It is permissible for the Employer to expand the group of the plans by aggregating other plans so long as the resulting group of the plans continues to satisfy the coverage and discrimination rules as contained under Code sections 401(a)(4) or 410(b).  For the purpose of this Section 8.2(a)(ii), all employers aggregated under Code sections 414(b), 414(c) or 414(m) are considered a single employer.  The foregoing Sixty Percent (60%) Test shall be applied to the Top Heavy Group.  If the plans comprise a Top Heavy Group, then each plan is also deemed to be a Top Heavy Plan.

(iii)           Key Employees

For purposes of this Section, “Key Employee” means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date was an officer of the Employer having annual compensation greater than $130,000 (as adjusted under Code section 416(i)(1) for Plan Years beginning after December 31, 2002), a five-percent owner of the Employer, or a one-percent owner of the Employer having annual compensation of more than $150,000.  For this purpose, annual compensation means compensation within the meaning of section 415(c)(3) of the Code.  The determination of who is a Key Employee will be made in accordance with section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

(iv)           Former Key Employees

A Participant will be considered a Former Key Employee during any Plan Year if during such year he is not a Key Employee, but was a Key Employee as so defined during any previous Plan Year.

(v)           Non-Key Employee

Any Employee who is neither a Key Employee nor a Former Key Employee.

                                                (vi)          Determination Date

The top heavy status of this Plan, including the identification of Key Employees, will be determined as of each Plan's Determination Date, which shall be the Valuation Date of the first Plan Year as to the first Plan Year hereunder, and the Valuation Date of the immediately preceding Plan Year as to subsequent Plan Years.

(b)           Plan Restrictions

In the event that it is determined by the Committee that the Plan is a Top Heavy Plan, the Plan will automatically for that Plan Year apply the following provisions:

(i)             Minimum Benefit

If any Employee is covered under this Plan during any Plan Year when the Plan is top heavy, he shall, at any time during or after such Plan Year, have an Accrued Benefit (subject to the vesting requirements of this Plan) at least equal to one twelfth (1/12th) of two percent (2%) of his considered compensation (defined below), in effect at such time, multiplied by the number (not to exceed ten (10)) of his years of Top Heavy Service (defined below) accrued at such time, but excluding Benefit Service for periods prior to the first day of the first Plan Year beginning prior to January 1, 1984 and for years during which the Plan is not a Top Heavy Plan.

An Employee's considered compensation is the average annual amount of compensation he received from the Employer for the five (5) consecutive calendar years (or if the Employee does not have five (5) such years, the number he does have) during which he received the greatest amount of compensation, including, for any calendar year, all amounts (other than amounts in excess of the applicable dollar limitation on Compensation under Section 2.12(c) for that year) reportable on income tax Form W-2 or its equivalent (but including, for Plan Years beginning on or after January 1, 1998, elective deferrals (as defined in Code section 402(g)(3)) and other amounts deferred or contributed at the election of the Employee and not includible in income pursuant to Code section 125, 132(f)(4), or 457), provided that no such year of compensation shall be taken into account if the Plan is not top heavy at any time during such year unless by taking such year into account a smaller amount of considered compensation would result.

An Employee's Top Heavy Service shall be his Years of Vesting Service, except that any Year of Service either completed in a Plan Year beginning prior to January 1, 1984, or completed during a Plan Year when the Plan was not top heavy shall be disregarded.

For purposes of satisfying the minimum benefit requirements of section 416(c)(1) of the Code and the Plan, in determining years of Service with the Employer, any service with the Employer shall be disregarded to the extent that such service occurs during a Plan Year when the Plan benefits (within the meaning of section 410(b) of the Code) no Key Employee or Former Key Employee.

(ii)           Minimum Vesting

During any Plan Year in which the Plan is deemed to be top heavy, the following vesting schedule shall apply:

Years of Vesting Service	Vested Percentage

Less than 2 years	0%
2 years	20%
3 years	40%
4 years	60%
5 years	80%
6 years or more	100%

Provided, that effective as of the Freeze Date and notwithstanding anything herein to the contrary, each Participant who is an Employee on the Freeze Date shall have a one hundred percent (100%) vested and nonforfeitable right to his Accrued Benefit.

(iii)           Adjustments to Code section 415 Limits

For  Limitation Years beginning on or after January 1, 2000 the combined plan limit under former  Code section 415(e) shall not apply to any active or deferred vested Participant with an accrued benefit hereunder in any such Limitation Year (including any such Participant whose Pension has commenced but who has not received his entire benefit hereunder as of any such Limitation Year).

8.3.           Restrictions on Top Twenty Five Employees

(a)           This Section sets forth the limitations required by the Internal Revenue Service on the Employer contributions which may be used for the benefit of certain Employees, but shall not apply if after payment of a distribution to an Employee otherwise affected, the value of the assets of the Plan equals or exceeds 110% of the value of current liabilities as defined in Code section 412(l)(7), or if the value of the Employee's Accrued Benefit (as defined in IRS Reg. l.401(a)(4)-5(c)(3)(iii)) is less than 1% of the value of current liabilities as defined in Code section 412(l)(7).  This Section shall apply to an Employee only if his anticipated annual Pension exceeds One Thousand Five Hundred Dollars ($1,500) and the Employee was among the twenty-five (25) highest paid individuals of the Employer at the time of such Employer's initial establishment of the plan or the date of a subsequent amendment which substantially increased the possibilities of discrimination as to Plan benefits.  The limitations set forth in this Section shall become applicable if:

(i)           the Plan is terminated within ten (10) years after its initial establishment, or

(ii)           the Pension of an Employee becomes payable within ten years after the initial establishment of the Plan.

If subsection (ii) above is applicable, the restrictions will remain in effect until the Plan has been in effect for ten (10) years from the initial establishment and, if at that time, the full current costs have been funded, the restrictions will no longer apply.

If subsection (ii) above is applicable and the full current costs have not been funded after the Plan has been in effect for ten years from the initial establishment, the limitations shall continue to apply until the full current costs have been funded.

If the Employer contributions are sufficient to meet the full current costs of the Plan at the end of 10 years from the date of the Plan's initial establishment, or later if the full current costs are then met for the first time after such ten (10) year period, the excess of benefits payable under the Plan but previously limited by this Section, over the amounts actually paid shall be paid in a lump sum to the retired or terminated Employee, if living, or if deceased, to his named beneficiary or estate.

(b)           If an Employee is subject to the provisions of this Section, the Employer contributions which may be used for his benefits shall not exceed the greatest of the following:

(i)           Twenty Thousand Dollars ($20,000); or

(ii)           An amount computed by multiplying twenty percent (20%) of the first Fifty Thousand Dollars ($50,000) of the Compensation of the Employee averaged over his last five (5) years of participation, or actual years, if less than five (5) years, by the number of years between the date of the initial establishment of the plan by the Employer and

(A)           the date of termination of the Plan as to the Employer, or

(B)           in the case of an Employee described in subsection (a)(ii) above, the date his benefit becomes payable, if before the date of such termination of the Plan.

(iii)           In the case of an Employee who is a "substantial owner" (as defined in ERISA section 4022(b)(5)), the present value of the benefit guaranteed for such Employee under ERISA section 4022, or if the Plan has not terminated, that would be guaranteed if the Plan terminated when his benefit commenced.

(iv)           In the case of an Employee who is not such a "substantial owner" the present value of the maximum benefit described in ERISA section 4022(b)(3)(B) (determined on the date the Plan terminates or on the date benefits commence if earlier, without regard to other limitations in ERISA section 4022).

However, if the full current costs of the Plan have not been met by the Employer on the date described in subsection (b)(ii)(A) or (b)(ii)(B) above, whichever is applicable, then the date of the failure to meet such current costs shall be substituted for the date referred to in subsection (b)(ii)(A) or (b)(ii)(B).  For purposes of determining the contributions which may be used for the benefit of an Employee when subsection (b)(ii)(B) applies, the number of years taken into account may be recomputed for each year if the full current costs of the Plan are met for such year by the Employer.

(c)           The limitations described above may be exceeded for the purpose of making current benefit payments to retired Employees who would otherwise be subject to such restrictions, provided that (i) the contributions which may be used for any such retired Employee in accordance with the restrictions heretofore indicated are applied either to provide a level amount of Pension in the basic form of benefit provided for under the Plan for such Employees (or a level amount of Pension in an optional form of benefit, not greater in amount than the level amount of Pension under the basic form of benefit), and (ii) the Pension thus provided is supplemented by monthly payments to the extent necessary to provide the full Pension in the basic form called for by the Plan, and (iii) such supplemental payments are made only if the full current costs of the Plan have been met or if the aggregate of such supplemental payments for all such retired Employees does not exceed the aggregate contributions already made under the Plan in the year then current.

(d)           The term "benefits" as used in this Section shall not include the costs of any death benefits with respect to an Employee before retirement, nor the amount of any death benefits actually payable after the death of an Employee whether such death occurs before or after retirement.

(e)           In conformity with Treasury regulation section 1.401-4(c)(2), if the Plan is amended to increase substantially the extent of possible discrimination as to contributions and as to benefits actually payable upon subsequent termination of the Plan or subsequent discontinuance of contributions thereunder, then the provisions of this Section shall be applied to the Plan as so amended as if it were then a new plan established on the date of such amendment, except that, in place of the limit described in Treasury regulation section 1.401-4(c)(2)(iii), the Employer contributions which may be used for the benefit of an Employee who is subject to the provisions of this Section shall not exceed the greatest of the following:

(i)           The Employer contributions (or funds attributable thereto) which would have been applied to provide the benefits of the Employee if the Plan prior to amendment had been continued without change,

(ii)           Twenty Thousand Dollars ($20,000),

(iii)           The sum of

(A)           the Employer contributions (or funds attributable thereto) which would have been applied to provide benefits for the Employee under the Plan prior to amendment if it had been terminated the day before the effective date of change, and

(B)           an amount computed by multiplying twenty percent (20%) of the first Fifty Thousand Dollars ($50,000) of the Compensation of the Employee averaged over his last five (5) years of participation, or actual years, if less than five (5) years, by the number of years between the date of the amendment of the Plan by the Employer and

(I)           the date of termination of the Plan by the Employer, or

(II)           in the case of an Employee described in subsection (a)(ii), the date his benefit becomes payable, if before the date of such termination of the Plan.

(iv)           In the case of an Employee who is a "substantial owner" (as defined in ERISA section 4022(b)(5)), the present value of the benefit guaranteed for such Employee under ERISA section 4022, or if the Plan has not terminated, that would be guaranteed if the Plan terminated when his benefit commenced.

(v)           In the case of an Employee who is not such a "substantial owner,” the present value of the maximum benefit described in ERISA section 4022(b)(3)(B) (determined on the date the Plan terminates or on the date benefits commence if earlier, without regard to other limitations in ERISA section 4022).

8.4.           Restrictions on Form of Payment

Except as permitted in the succeeding sentence, a Participant may not elect an optional form of retirement income (under any provisions of this Plan) providing a monthly Pension to a Beneficiary unless the actuarial value of the payments expected to be made to the Participant is more than fifty percent (50%) of the actuarial value of the total payments expected to be made under such optional form.  The preceding sentence shall not apply to an optional form of retirement income providing monthly Benefits to the spouse of a Participant for as long as such spouse shall survive the Participant.  In no event, however, can the amount of each monthly payment to a Beneficiary exceed that payable to the Participant under the optional form of retirement income.

8.5.           Commencement of Pension

(a)           Payment of a Participant's Pension shall commence as soon after the Participant's date of termination as is administratively possible and not later than-the sixtieth (60th) day after the close of the Plan Year in which the latest of the following occurs:

(i)           the Participant's Normal Retirement Date;

(ii)           the tenth (10th) anniversary of the date on which the Participant commenced participation; or

(iii)           the termination of the Participant's service.

(b)           Notwithstanding anything to the contrary contained herein, the distribution options under the plan shall comply with Code section 401(a)(9) and regulations promulgated thereunder.  Accordingly, unless otherwise permitted by law, effective January 1, 1997, the entire interest of a Participant shall commence to be distributed by April 1 of the calendar year following the calendar year in which the Participant attains age seventy and one-half (70½), or, at the option of the Participant (provided the Participant is not a "five percent (5%) owner" (as such term is defined in Code section 416) of an Employer with respect to the Plan Year in which the Participant attains age seventy and one-half (70½)), by April 1 of the calendar year following the calendar year in which the Participant retires.  Payment shall be made over the life of such Participant (or over the lives of the Participant and his Beneficiary) or over a period not extending beyond the life expectancy of the Participant (or over a period not extending beyond the life expectancy of the Participant and his Beneficiary).  If a distribution has begun in accordance with the preceding sentence and the Participant dies before his entire Pension has been distributed to him, the remaining portion of his Pension shall be distributed at least as rapidly as under the method of distribution being used under the preceding sentence as of the date of his death.

If a Participant dies before the distribution of his Pension has begun, his entire Accrued Benefit shall be distributed to his surviving spouse over the life expectancy of such surviving spouse or over a period not extending beyond the life expectancy of such surviving spouse, and the distributions begin no later than the date on which the Participant would have attained age seventy and one-half (70½) (if the surviving spouse dies before such distributions begin, this second exception shall be applied as if the surviving spouse were the Participant).  For purposes of this Section and to the extent permitted by law, any amount paid to a Participant's child shall be treated as if it had been paid to the Participant's surviving spouse if such amount will become payable to the surviving spouse upon such child reaching majority (or other designated event permitted by law).

If a Participant is currently an employee of the Employer, and the Participant has already begun to receive distributions upon attaining the age of seventy and one-half (70½), such Participant may elect to postpone further payment of distributions until April 1 of the calendar year following the calendar year in which the employee retires.

The above age seventy and one-half (70½) distribution requirements shall be effective for all Participants attaining such age on or after January 1, 1989 except for (i) those Participants who have a designation in effect under section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act of 1982 and (ii) those Participants who attained age seventy and one-half (70½) before January 1, 1988, unless the Participant is also a five percent (5%) owner of the Company at any time during the Plan Year ending with or within the calendar year in which such Participant attains age sixty six and one-half (66½) and any subsequent Plan Year.

With respect to distributions under the Plan made for calendar years beginning on or after January 1, 2002 and before the effective date of ARTICLE XVII, the Plan will apply the minimum distribution requirements of section 401(a)(9) of the Code in accordance with the regulations under such Code section that were proposed on January 17, 2001,  ARTICLE XVII contains additional rules regarding minimum required distributions after the effective date of such Article.

Notwithstanding anything herein to the contrary, a Participant's Accrued Benefit will be reduced by the Actuarial Equivalent of any Plan benefits previously paid from this Plan.

ARTICLE IX

PENSION COMMITTEE; ADMINISTRATION

9.1.           Appointment, Term, Resignation and Removal

The Board of Directors of the Company (in its capacity as Plan Administrator) shall appoint a Pension Committee (the Committee) of not less than three (3) persons, the members of which shall serve until their resignation, death or removal.  Any member of the Committee may resign at any time by mailing written notice of such resignation to the Board of Directors of the Company (in its capacity as Plan Administrator).  Any member of the Committee may be removed by the Board of Directors of the Company, with or without cause.  Vacancies in the Committee arising by resignation, death, removal or otherwise shall be filled by such persons as may be appointed by the Board of Directors of the Company.  In the event no Committee is appointed or is serving, the Plan Administrator shall be the Committee.

9.2.           Powers

Each Committee member shall be a fiduciary and shall, in that capacity, have the exclusive responsibility for the administration of the Plan and Trust, and shall have all the powers necessary to accomplish such purposes, including, but not by way of limitation, the discretion, right, power and authority:

(a)           To construe and interpret the Plan and to decide any and all matters arising hereunder, including the right to remedy possible ambiguities, inconsistencies or omissions; provided, however, that all such interpretations and decisions shall be applied in a uniform and nondiscriminatory manner to all Employees similarly situated;

(b)           To compute the amount, manner and time of payment of any Pension which shall be payable to any Participant, spouse, or other beneficiary in accordance with the provisions of the Plan;

(c)           To authorize disbursements from the assets of the Trust Fund for payment of Pensions hereunder;

(d)           To prescribe procedures to be followed by Participants or Beneficiaries filing applications for Benefits;

(e)           To prepare and distribute, in such manner as the Committee determines to be appropriate, information explaining the Plan;

(f)           To receive from the Employer and from Participants such information as shall be necessary for the proper administration of the Plan;

(g)           To furnish the Company, upon request, such annual reports with respect to the administration of the Plan as are reasonable and appropriate;

(h)           To receive and review the periodic valuation of the Plan made by the Actuary;

(i)           To receive, review and keep on file (as it deems convenient or proper) reports of the financial condition, and of the receipts and disbursements of the assets held by the Fund;

(j)           To withhold, and be liable for, payment of the tax required to be withheld from any Pension paid in accordance with the provisions of this Plan, unless the Participant, spouse or other Beneficiary who is payee for such Pension shall, to the extent permitted by applicable law, elect to have withholding not apply to such payments.  Such election shall remain in effect until revoked by the elector.  The maximum amount to be withheld shall not exceed the sum of the amount of money and the fair market value of other property (within the meaning of applicable law) received in payment of benefits;

(k)           To direct the payor of authorized disbursements from the Trust Fund to withhold payment of the tax required to be withheld by law.  In such case, and if the payor is supplied with such information as required by regulations, then the payor shall be liable for payment of the tax withheld; and

(l)           To establish a procedure for the Plan to deal with qualified domestic relations orders.  Such procedure shall comply with the applicable requirements of Code sections 401(a)(13) and 414(p), as well as ERISA sections 206(d)(3)(A) and 514(b)(7).

(m)           To delegate, in writing, to any member of members of the Committee, or to any Employee or Employees of the Company, or to the Trustee or any other investment fiduciary, severally or jointly, the authority to perform any fiduciary, ministerial or routine act in connection with the administration of the Plan.

The Committee shall have no power to add to, subtract from or modify any of the terms of the Plan, or to change or add to any benefits provided by the Plan, or to waive or fail to apply any requirements of eligibility for benefits under the Plan.

9.3.           Organization

The Committee shall select from among its members a chairman, who shall preside at all of its meetings, and shall select a secretary without regard as to whether that person is a member of the Committee, who shall keep all records, documents, and data pertaining to its supervision of the administration of the Plan and Trust.

9.4.           Quorum, and Majority Action

A majority of the members of the Committee constitutes a quorum for the transaction of business, and the vote of a majority of the members present at any meeting will decide any question .

               9.5.           Signatures

The chairman, the secretary and any one or more of the members of the Committee to which the Committee has delegated the power, shall each, severally, have the power to execute any document on behalf of the Committee, and to execute any certificate or other written evidence of the action of the Committee.  The Trustee, after being notified of such delegation of power in writing, shall thereafter accept and may rely upon any document executed by such member or members as representing the action of the Committee until the Committee files with the Trustee a written revocation of that delegation of power.

9.6.           Disqualification of a Committee Member

A member of the Committee who is also a Participant hereunder shall not vote or act upon any matter relating solely to himself.

9.7.           Disclosure to Members

The Committee shall make available to each Participant and Beneficiary of the Plan for his examination such records, documents and other data as are required under ERISA, but only at reasonable times during business hours.  No Participant or Beneficiary shall have the right to examine any data or records reflecting the compensation paid to any other Participant or Beneficiary, and the Committee shall not be required to make any data or records available other than those required by ERISA.

9.8.           Standard of Performance

The Committee and each of its members shall use the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in conducting his business; and shall otherwise act in accordance with the provisions of this Plan and ERISA.

9.9.           Liability of Committee and Liability Insurance

No member of the Committee shall be liable for any act or omission of any other member of the Committee, the Trustee, any investment manager appointed by the Trustee or Company or any other agent appointed by the Trustee or Company except to the extent required by ERISA and any other applicable law, which liability can not be waived.  No member of the Committee shall be liable for any act or omission on his own part except to the extent required by the terms of ERISA and any other applicable law, which liability can not be waived.  In this connection, each provision hereof is severable and if any provision is found to be void as against public policy, it shall not affect the validity of any other provisions hereof.

Further, it is specifically provided that the Company may direct the purchase out of the Trust Fund of insurance for the members of the Committee and any other fiduciaries appointed by the Committee, and for the Trust Fund itself to cover liability or losses occurring by reason of the act or omission of any one or more of the members of the Committee or any other fiduciary appointed by them under the Plan.

No member of the Committee shall be required to give bond for the performance of his duties hereunder unless required by law, which cannot be waived.

9.10.           Compensation

The members of the Committee shall serve without compensation for their services, but shall be reimbursed by the Company for all expenses properly and actually incurred in the performance of their duties under the Plan unless the Company elects to have such expenses paid out of the Trust Fund.  Each Employer shall bear that portion of such expenses as the Accrued Benefits of Participants employed by it bears to the amount of the Accrued Benefits of all Participants.

9.11.           Uniform Administration

Whenever in the administration of the Plan any action is required by the Committee, such action shall be uniform in nature as applied to all persons similarly situation and no such action shall be taken which will impermissibly discriminate in favor of highly compensated employees (as defined by Code section 414(q)).

ARTICLE X

TRUST FUND

10.1.           Trust Fund

A Trust Fund shall be established which shall form the corpus of this Plan, to receive all contributions made pursuant to ARTICLE IV hereof, and to pay benefits and allowable expenses under the terms of this Plan.  A Trustee (or Trustees) shall be appointed under the terms of a separate trust agreement applicable to this Plan, to administer the Trust Fund in accordance with its terms.

10.2.           Trust Fund Payments

All contributions under this Plan shall be paid to the Trustee and shall be held, invested and reinvested by the Trustee in accordance with the terms of the trust agreement.  All property and funds of the Trust Fund, including income from investments and from all other sources, shall be retained for the exclusive benefit of Employees, as provided in the Plan, and shall be used to pay benefits to Employees or their beneficiaries, or to pay expenses of administration of the Plan and Trust Fund to the extent not paid by the Company, except as provided in Section 14.8 hereof.

ARTICLE XI

CLAIMS PROCEDURE

11.1.           Claims for Benefits

Any claim relating to benefits under the Plan shall be submitted in writing to the Committee in such manner as it may direct.  If the Committee determines that any applicant is not entitled to receive all or part of the benefits claimed, it will mail or deliver written notice to such applicant of (a) its determination and the reasons therefor, with appropriate references to pertinent Plan provisions, and (b) the procedure for review of its determination.  Such notice shall, if appropriate, also explain how a claimant may perfect his claim and why submission of additional information is necessary to do so, and shall be provided within ninety (90) days of submission of a denied claim unless the Committee provides the claimant with notice in writing before the end of such ninety day period that special circumstances require an extension of time (of no more than a single additional ninety (90) day period) for processing such claim, together with a statement of the reasons for such extension and an indication of the date on which a decision on such claim is expected to be rendered, in which case the decision of the Committee shall be rendered no later than the end of such extended period.  In the case of a claim relating to Disability benefits, the foregoing procedures shall be modified to the extent required to comply with section 503 of ERISA.

11.2.           Appeal and Review

An applicant for benefits whose claim has been denied in whole or in part, or the duly authorized representative of such applicant, may, within ninety (90) days after receipt of written notice of such denial, request a review thereof and submit to the Committee in writing such further information as will, in such person's opinion, establish the applicant's rights to such benefits.  If, upon receipt of this further information, the Committee determines that the applicant is not entitled to the benefits claimed, it will afford the applicant, or his or her duly authorized representative, a reasonable opportunity to submit issues and comments in writing and to review pertinent documents.  The Committee will then render its final decision with the specific reasons therefore (including references to pertinent Plan provisions) in writing and will transmit such written decision to the applicant within sixty (60) days after the submission of such request for review unless (i) the time for such decision is postponed by agreement or (ii) the Committee notifies the applicant in writing that special circumstances require an extension (for no more than a single additional sixty (60) day period) of the period for review of such claim, in which case such decision will be transmitted to the applicant no later than the end of such extended period.  In the case of a claim relating to Disability benefits, the foregoing procedures shall be modified to the extent required to comply with section 503 of ERISA.

ARTICLE XII

ADOPTION OF THE PLAN BY OTHER COMPANIES

12.1.           Adoption Procedure

With the assent of the Company, any business organization which is now or hereafter becomes eligible to do so under the laws of the United States and under any applicable state laws may adopt this Plan and may amend it as it is applicable to it alone for all or any classification or classifications of its employees, as permitted by Code section 401(a), by meeting the following requirements:

(a)           Executing an instrument setting forth the particular classifications of its employees which are to be eligible for participation in the Plan and expressing its agreement to be bound as a participating Employer by all the terms, provisions, conditions, and limitations of the Plan as herein provided with respect to its employees to be eligible for participation therein.

(b)           Agreeing to pay to the Trustee the full amount of its required contribution to the Trust Fund for the first year of its participation in the Plan and as required by the terms of the Plan for each year thereafter.

(c)           Compiling and submitting all information required by the Committee with reference to its employees.

With the assent of the Company, any eligible Affiliated Employer may adopt the Plan as of the Effective Date or as of any later date by compliance with such conditions, and the instrument executed by any such participating Employer as provided above shall become, as to such Employer and its employees, a part of this Plan.

Notwithstanding the foregoing, no business organization or Affiliated Employer may adopt the Plan or become an Employer after the Freeze Date.

12.2.           No Joint Venture Implied

The adoption of this Plan by any Employer shall not create a joint venture or partnership relationship between it and any other party hereto.  Any rights, duties, liabilities and obligations assumed hereunder by each participating Employer, or imposed upon it under or as a result of the terms and provisions of this Plan, shall relate to and affect such Employer alone.

12.3.           Expenses to be Shared

Each Employer shall pay a proportionate part of the cost of necessary expenses incurred in its administration either directly or as a disbursement from the Trust Fund.

               12.4.           Transfer of Members

       If an Employee of one participating Employer is transferred to the service of another participating Employer, he shall maintain all of his rights under the Plan, and his Service and Plan membership shall be considered uninterrupted, as if no transfer had been made.  Service with any participating Employer shall count as Service with all participating Employers.  Provided, however, in no event shall a Participant's Accrued Benefit be attributable to Compensation or Service earned prior to the effective date of the participating Employer's adoption of the Plan, unless pursuant to the specific adoption of the adopting Employer.

12.5.           Withdrawal of Participating Employer

Any participating Employer may withdraw from the Plan by giving ninety (90) days notice in writing of its intention to withdraw to the Trustee, the Committee, and the Board unless a shorter notice shall be agreed to by such parties.

12.6.           Treatment of Funds on Withdrawal

Upon the effective date of the withdrawal of a participating Employer, the equitable share of such withdrawing Employer in the Trust Fund as of such date shall be determined, and the Trustee shall thereupon set aside from the Trust Fund assets equal in value to such equitable share.  Such segregated assets shall thereafter be used and applied, either according to the terms of a new plan or according to the terms of this Plan as in effect immediately prior to such withdrawal, in which latter case the words "Employer" and "participating Employer" shall be considered to refer only to the Employer so withdrawing.

ARTICLE XIII

AMENDMENT, TERMINATION AND MERGER

13.1.           Amendment of Plan

The Company expects to continue the Plan indefinitely but it necessarily reserves the right to amend the Plan at any time or from time to time by action of the Board of Directors.  No amendment to the Plan shall cause the Trust Fund to be used for any purpose other than for the exclusive benefit of Participants, nor shall any amendment reduce, directly or indirectly, any Accrued Benefit of any Participant.

Any amendment to the Plan may be made by action of the Board of Directors, or by such person or persons, including the Committee, as may be designated to exercise the authority of the Company to amend the Plan.

13.2.           Termination of Plan

(a)           The Company may at any time, by appropriate action of the Board of Directors, terminate the Plan.  In addition, a partial termination of this Plan will occur if required under the qualification requirements of section 401(a) of the Code or if called for under the provisions of Title IV of ERISA.

(b)           In the event of a complete or partial termination of the Plan, the assets of the Trust Fund will be allocated, subject to provisions of expense of administration of liquidation, in the manner required by section 4044 of ERISA or any regulations promulgated thereunder.  To the extent funded, the rights of all Participants affected thereby to benefits accrued as of the date of termination will be nonforfeitable.  Any residual assets of the Plan attributable to contributions of the Company remaining after the above allocation will be distributed to the Company provided all liabilities of the Plan to all Participants, their Beneficiaries and other persons entitled to benefits under the plan have been satisfied.

(c)           Any distribution after termination of the Plan (except as otherwise required by the Pension Benefit Guaranty Corporation) may be provided:

(i)           by the continuation of the Trust Fund for the payment of benefits;

(ii)           through the purchase of nontransferable annuities from one or more insurance companies;

(iii)           by a distribution in a single sum or installments; or

(iv)           by a combination of any one or more of subsections (i) through (iii) above.

In making such distribution, any and all determinations, appraisals, apportionments and allotments shall be made by the Committee acting under the information supplied by the Actuary.  Such distributions shall be subject to the applicable consent requirements described under Sections 5.6, 7.2, 7.3(d), and 7.4 hereof.  The present value of benefits shall, for purposes of this Section, be determined upon a basis set forth in the Plan or selected by the Committee and approved by the Pension Benefit Guaranty Corporation.

(d)           In the event of such Plan termination or partial termination, the expenses of the Trustee, Committee, Actuary, legal counsel, and any agent appointed hereunder to carry out the termination, shall be a prior claim and lien on the monies otherwise available in the Trust Fund for allocation as described above.

13.3.           Merger of Plan

The Plan shall not be merged or consolidated with, nor transfer its assets or liabilities to, any other plan unless each Participant would, if the Plan were then terminated, receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer, if the Plan had then terminated.

ARTICLE XIV

MISCELLANEOUS

14.1.           Inalienability of Benefits

No benefit payment under the Plan, and no right or claim thereto, shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge and any attempt to do so shall be void and have no effect; nor shall any such benefit payment or right or claim thereto be in any way liable for or subject to the debts, contract, liabilities, engagements or torts of an individual or institution entitled to or possessing such right or claim.  If any Participant, Beneficiary or other person entitled to receive any benefit hereunder is adjudicated bankrupt or if any attempt is made to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any such benefit or claim or right thereto, except as specifically provided in the Plan, then the Committee shall not honor such attempt.  Provided, however, the Committee may approve payment to an alternative payee, pursuant to the terms of a qualified domestic relations order, as defined under Code section 414(p).  Any such payment shall not be an alienation of benefit prohibited in this Section 14.1.  Notwithstanding the foregoing, benefits under the Plan may be assigned or alienated to the extent permitted by section 401(a)(13) of the Code and section 206(d) of ERISA.

14.2.           Rights of Employees

Nothing contained in the Plan shall be construed as creating a contract of employment between the Employer and any Employee, as granting any rights to any Employee to be continued as such or which would otherwise affect his or her employment in any status with the Employer or as limiting the right of the Employer to discharge any Employee, whether with or without cause.

14.3.           Missing Persons

If any amount should become payable under the Plan to a Participant, Beneficiary, or other person entitled to benefits and such person shall not have contacted the Committee within one year after the mailing to such person of written notice from the Committee sent by registered mail to such person's last known address as shown in the Committee's records, then the Committee may determine that the interest of such person in the Plan has terminated and shall have no further obligation to attempt to locate such person for the purpose of benefit payments, provided that benefits shall be reinstated (without increase in the amount thereof on account of the delay in making such payment) upon receipt by the Committee of the payee's written application therefor.

14.4.           Errors in Payments; Misstatements

If any error, including an error resulting from any statement made or omitted to be made by any Participant, surviving spouse or Beneficiary in any document or other information required to be submitted in connection with the Plan, shall result in the payment to any individual or entity of more or less than such person would have received but for such error, the Committee may correct such error and adjust payments hereunder as far as possible, in such manner that the Actuarial Equivalent of the benefit to which such person was correctly entitled shall be paid.

               14.5.           Address for Notices

       The Committee may give any notice required to be given to a Participant, Beneficiary, or any other person entitled to benefits hereunder, by mailing such notice to such person at the address last furnished to the Committee.

14.6.           Obligations of the Company

The obligations of the Company under the Plan shall be limited to those obligations specifically assumed by it under the terms hereof, together with such additional obligations, if any, as may be imposed upon the Company by applicable law.

14.7.           Governing Law

The Plan shall be construed according to the laws of the State of Texas (without giving effect to the conflicts of laws provisions of any state), except as otherwise provided by ERISA.

14.8.           Amounts Returnable to the Company

The Company shall not be entitled to receive any amounts from the Trust Fund, except as specifically provided below:

(a)           Upon termination of the Plan and notwithstanding any other provisions of the Plan, the Company shall receive such amounts, if any, as may remain after the satisfaction of all liabilities of the Plan to Employees and their beneficiaries, and arising out of any variations between actual requirements and expected actuarial requirements.

(b)           In the event of a contribution made by the Company by a mistake of fact, such contribution shall be returned to such Company within one (1) year after payment thereof.

(c)           If the Company's determination letter issued by the District Director of Internal Revenue as to this Plan is an initial determination letter and is to the effect that the Plan and Trust herein set forth or as amended prior to the receipt of such letter do not meet the requirements of sections 401(a) and 501(a) of the Code, the Company shall be entitled to withdraw, within one year of the date of issuance of such letter, all of its contributions made on and after the original effective date, as though it had never adopted this Plan and Trust.

(d)           Each contribution hereunder is conditioned upon the deductibility of such contribution under section 404 of the Code and shall be returned to the Company within one year if such deduction is disallowed (to the extent of the disallowance).

14.9.           USERRA

Notwithstanding any provision of this Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service will be provided in accordance with section 414(u) of the Code.

ARTICLE XV

ELIGIBLE ROLLOVER DISTRIBUTIONS

15.1.           General Rule

Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this ARTICLE XV, a Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

15.2.           Definitions

For purposes of this ARTICLE XV, the following definitions shall apply, to be interpreted in accordance with the provisions of section 401(a)(31) of the Code and the regulations thereunder:

(a)           "Eligible Rollover Distribution" means any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include:

(i)           any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten years or more;

(ii)           any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and

(iii)           the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); provided, however, that  if the Plan is amended to allow after-tax employee contributions or if such contributions are transferred to the Plan, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be paid only to an individual retirement account or annuity described in section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

(b)           "Eligible Retirement Plan" means an individual retirement account described in section 408(a) of the Code; an individual retirement annuity described in section 408(b) of the Code; an annuity plan described in section 403(a) of the Code; an annuity contract described in section 403(b) of the Code; an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan; or a qualified trust described in section 401(a) of the Code, in each case that accepts the Distributee's Eligible Rollover Distribution.  The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in section 414(p) of the Code.

(c)           "Distributee" includes an Employee or former Employee.  In addition, the Employee's or former Employee's surviving Spouse and the Employee's or former Employee's Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are Distributees with regard to the interest of the Spouse or former Spouse.

(d)           "Direct Rollover" means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

ARTICLE XVI

AMENDMENT OF THE PLAN FOR EGTRRA

16.1.           Incorporation of EGTRRA Provisions

The provisions of the Plan incorporate the requirements of EGTRRA.  Such provisions are intended as good faith compliance with the requirements of EGTRRA and are to be construed in accordance with EGTRRA and guidance issued thereunder.

ARTICLE XVII

MINIMUM DISTRIBUTION REQUIREMENTS

17.1.           General Rules

(a)           The provisions of this Article will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

(b)           The requirements of this Article will take precedence over any inconsistent provisions of the Plan.

(c)           All distributions required under this Article will be determined and made in accordance with the Treasury regulations under section 401(a)(9) of the Code.

(d)           Notwithstanding the other provisions of this Article, other than Section 17.1(c), distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to section 242(b)(2) of TEFRA.

17.2.           Time and Manner of Distribution

(a)           The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s required beginning date.

(b)           If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(i)           If the Participant's surviving spouse is the Participant’s sole designated beneficiary, then, except as provided in subsection (d) below, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70½, if later.

(ii)           If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, then, except as provided in subsection (d) below, distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(iii)           If there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

(iv)           If the Participant’s surviving spouse is the Participant’s sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 17.2(b), other than Section 17.2(b)(i), will apply as if the surviving spouse were the Participant.

For purposes of this Section 17.2(b) and Section 17.5, distributions are considered to begin on the Participant’s required beginning date (or, if Section 17.2(b)(iv) applies, the date distributions are required to begin to the surviving spouse under Section 17.2(b)(i)).  If annuity payments irrevocably commence to the Participant before the Participant’s required beginning date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under Section 17.2(b)(i)), the date distributions are considered to begin is the date distributions actually commence.

(c)          Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with Sections 17.3, 17.4 and 17.5 of this Article.  If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of section 401(a)(9) of the Code and the Treasury regulations.  Any part of the Participant's interest which is in the form of an individual account described in section 414(k) of the Code will be distributed in a manner satisfying the requirements of section 401(a)(9) of the Code and the Treasury regulations that apply to individual accounts.

(d)           If the Participant dies before distributions begin and there is a designated beneficiary, distribution to the designated beneficiary is not required to begin by the date specified in Section 17.2(b), but the Participant’s entire interest will be distributed to the designated beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant's death.  If the Participant’s surviving spouse is the Participant’s sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to either the Participant or the surviving spouse begin, this election will apply as if the surviving spouse were the Participant.  This subsection (d) will apply to all lump sum distributions under the Plan.

17.3.           Determination of Amount to be Distributed Each Year

(a)           General Annuity Requirements

If the Participant's interest is paid in the form of annuity distributions under the Plan, payments under the annuity will satisfy the following requirements:

(i)           the annuity distributions will be paid in periodic payments made at intervals not longer than one year;

(ii)           the distribution period will be over a life (or lives) or over a period certain not longer than the period described in Section 17.4 or 17.5;

(iii)           once payments have begun over a period certain, the period certain will not be changed even if the period certain is shorter than the maximum permitted;

(iv)           payments will either be nonincreasing or increase only as follows:

(A)           by an annual percentage increase that does not exceed the annual percentage increase in a cost-of-living index that is based on prices of all items and issued by the Bureau of Labor Statistics;

(B)           to the extent of the reduction in the amount of the Participant's payments to provide for a survivor benefit upon death, but only if the beneficiary whose life was being used to determine the distribution period described in Section 17.4 dies or is no longer the Participant’s beneficiary pursuant to a qualified domestic relations order within the meaning of Code section 414(p);

(C)           to provide cash refunds of employee contributions upon the Participant's death; or

(D)           to pay increased benefits that result from a Plan amendment.

(b)           Distribution Amount

The amount that must be distributed on or before the Participant's required beginning date (or, if the Participant dies before distributions begin, the date distributions are required to begin under Section 17.2(b)(i) or (ii)) is the payment that is required for one payment interval.  The second payment need not be made until the end of the next payment interval even if that payment interval ends in the next calendar year.  Payment intervals are the periods for which payments are received, e.g., bi-monthly, monthly, semi-annually, or annually.  All of the Participant’s benefit accruals as of the last day of the first distribution calendar year will be included in the calculation of the amount of the annuity payments for payment intervals ending on or after the Participant’s required beginning date.

(c)           Additional Accruals After First Distribution Calendar Year

Any additional benefits accruing to the Participant in a calendar year after the first distribution calendar year will be distributed beginning with the first payment interval ending in the calendar year immediately following the calendar year in which such amount accrues.

17.4.           Requirements For Annuity Distributions That Commence During Participant’s Lifetime

(a)           If the Participant's interest is being distributed in the form of a joint and survivor annuity for the joint lives of the Participant and a nonspouse beneficiary, annuity payments to be made on or after the Participant's required beginning date to the designated beneficiary after the Participant's death must not at any time exceed the applicable percentage of the annuity payment for such period that would have been payable to the Participant using the table set forth in Q&A-2 of section 1.401(a)(9)-6T of the Treasury regulations. If the form of distribution combines a joint and survivor annuity for the joint lives of the Participant and a nonspouse beneficiary and a period certain annuity, the requirement in the preceding sentence will apply to annuity payments to be made to the designated beneficiary after the expiration of the period certain.

(b)           Unless the Participant’s spouse is the sole designated beneficiary and the form of distribution is a period certain and no life annuity, the period certain for an annuity distribution commencing during the Participant’s lifetime may not exceed the applicable distribution period for the Participant under the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury regulations for the calendar year that contains the annuity starting date.  If the annuity starting date precedes the year in which the Participant reaches age 70, the applicable distribution period for the Participant is the distribution period for age 70 under the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury regulations plus the excess of 70 over the age of the Participant as of the Participant’s birthday in the year that contains the annuity starting date.  If the Participant’s spouse is the Participant’s sole designated beneficiary and the form of distribution is a period certain and no life annuity, the period certain may not exceed the longer of the Participant’s applicable distribution period, as determined under this Section 17.4(b), or the joint life and last survivor expectancy of the Participant and the Participant’s spouse as determined under the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the calendar year that contains the annuity starting date.

17.5.           Requirements For Minimum Distributions Where Participant Dies Before Date Distributions Begin

(a)           Except as provided in Section 17.2(d), if the Participant dies before the date distribution of his or her interest begins and there is a designated beneficiary, the Participant’s entire interest will be distributed, beginning no later than the time described in Section 17.2(b)(i) or (ii), over the life of the designated beneficiary or over a period certain not exceeding:

(i)           unless the annuity starting date is before the first distribution calendar year, the life expectancy of the designated beneficiary determined using the beneficiary’s age as of the beneficiary’s birthday in the calendar year immediately following the calendar year of the Participant’s death; or

(ii)           if the annuity starting date is before the first distribution calendar year, the life expectancy of the designated beneficiary determined using the beneficiary’s age as of the beneficiary’s birthday in the calendar year that contains the annuity starting date.

(b)           If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

(c)           If the Participant dies before the date distribution of his or her interest begins, the Participant’s surviving spouse is the Participant’s sole designated beneficiary, and the surviving spouse dies before distributions to the surviving spouse begin, this Section 17.5 will apply as if the surviving spouse were the Participant, except that the time by which distributions must begin will be determined without regard to Section 17.2(b)(i).

17.6.           Definitions

(a)           Designated Beneficiary or Beneficiary

The individual who is designated as the Beneficiary under Section 7.6 of the Plan  and is the designated beneficiary under Code section 401(a)(9) and section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

(b)           Distribution Calendar Year

A calendar year for which a minimum distribution is required.  For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's required beginning date.  For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to Section 117.2(b).

(c)           Life Expectancy

Life expectancy as computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury regulations.

(d)           Required Beginning Date

The date specified in the first paragraph of Section 8.5(b) of the Plan.

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IN WITNESS WHEREOF, and as conclusive evidence of the adoption of the foregoing instrument comprising the National Western Life Insurance Company Pension Plan, NATIONAL WESTERN LIFE INSURANCE COMPANY, as the Company, has caused its seal to be affixed hereto and these presents to be duly executed in its name and behalf by its proper officers hereunto authorized this 16th day of April, 2010.

ATTEST:	NATIONAL WESTERN LIFE
INSURANCE COMPANY

/S/Margaret M. Simpson	/S/James P Payne
Assistant Secretary
Name: James P. Payne
Title Senior VP-Secretary

APPENDIX A

NATIONAL WESTERN LIFE INSURANCE COMPANY
PENSION PLAN (AS AMENDED & RESTATED EFFECTIVE JANUARY 1, 2008)

Description of Accrued Benefit as of December 31, 1990

Pursuant to ARTICLE VI of the National Western Life Insurance Company Pension Plan  (As Amended and Restated Effective January 1, 2008), of which this Appendix A is a part, a person who was a Participant in the Pre-1991 Plan as of December 31, 1990, shall have his Accrued Benefit under the Plan determined, in part, under the terms of the Pre-1991 Plan as of December 31, 1990.  Such Accrued Benefit shall be calculated in accordance with the terms of the Pre-1991 Plan, but for ease of administration such terms are incorporated herein.

Section 1 - Accrued Benefit at December 31, 1990:  A participant's Accrued Benefit is determined as the result of (a) minus (b), reduced prorata for years of Benefit Service the Participant would have earned at Normal Retirement Date less than fifteen (15) years, multiplied by (c), as follows:

(a)	50% of his Plan Compensation.

(b)	50% of his Primary Social Security Benefit.

(c)	The ratio of Years of Benefit Service as of December 31, 1990, to the Years of Benefit Service the Participant would have earned had his employment continued to his Normal Retirement Date.

Section 2 - Definitions:

(a)
Plan Compensation.  The average of the Participant's monthly Compensation received from the Employer for the highest paid sixty (60)-consecutive months prior to the earlier of his termination of employment or December 31, 1990.  However, if a Participant had less than sixty (60) months of Compensation, this shall be the average of the monthly Compensation he did receive during his term of employment with the Employer.  In no event shall Compensation earned after December 31, 1990, be counted.

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(b)
Primary Social Security Benefit:  The estimated monthly amount payable to the Participant at his Normal Retirement Date under Title II of the Social Security Act, determined as December 31, 1990, assuming that his annual Compensation rate would continue at the same rate until his Normal Retirement Date.  Furthermore, a Participant's Primary Social Security Benefit shall be determined by taking his Compensation at the time of his employment and applying a salary scale, projected backwards, of 6.0% per annum.  In determining a Participant's monthly retirement benefit or deferred Vested benefits under the Plan, the offset required on account of his Primary Social Security Benefit shall be made even though at the time such determination is made, the Participant is not receiving or eligible to receive the Primary Social Security Benefit on which such offset is based.  In no event will a Participant's Plan benefits be reduced on account of any increase in the benefit levels payable under Title II of the Social Security Act, if such increase occurs after the earlier of the date of first receipt of such benefits or the date of the Participant's termination of employment with the Employer.  Except, however, a Participant may provide the Administrator with appropriate documentation of his actual salary history prior to the time of his employment, and the Primary Social Security Benefit shall be adjusted accordingly.  Such documentation must be provided to the Administrator within 180 days after the later of:

(i)	the Participant's separation from service by retirement of otherwise; or

(ii)	the time when the Participant is notified of the retirement benefit to which he is entitled.

Notwithstanding the foregoing, effective as of April 1, 1999, the Primary Social Security Benefit of an active Participant employed by an Employer on April 1, 1999 shall be

(x)           the estimated monthly amount payable to the Participant at his Normal Retirement Date under Title 11 of the Social Security Act, determined as described above; or

(y)           such estimated amount adjusted in accordance with appropriate documentation of the Participant's actual salary history prior to the time of his employment by an Employer, determined as described above, whichever results in a greater Accrued Benefit for the Participant as determined under Section 1 of this Appendix A.  A Participant must provide the Administrator with appropriate documentation of his actual salary history prior to the time of his employment by an Employer.

(c)	Year of Benefit Service: This term shall have the same meaning as under Section 3.3 of the Plan.

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APPENDIX B

NATIONAL WESTERN LIFE INSURANCE COMPANY
PENSION PLAN (AS AMENDED & RESTATED EFFECTIVE JANUARY 1, 2008)

Prior Rules Regarding the Definition of Compensation

Pursuant to Section 2.12 of the National Western Life Insurance Company Pension Plan (As Amended and Restated Effective January 1, 2008), of which this Appendix B is a part, the definition of Compensation is subject to certain historical limitations and rules which are set forth below for ease of administration.

Section 1 – Prior Compensation Limitations

In no event shall Compensation taken into account under this Plan during any Plan Year beginning on or after January 1, 1989 exceed Two Hundred Thousand Dollars ($200,000), as adjusted annually for each year after 1989 by the Adjustment Factor.  Provided, further, for Plan Years beginning after December 31, 1988 and prior to January 1, 1997, in determining the compensation of a Participant for purposes of this limitation, the family aggregation rules of Code section 414(q)(6) shall apply, except in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age nineteen (19) before the close of the year.  If, as a result of the application of such rules the applicable dollar limitation is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's compensation as determined under this Section 2.12 prior to the application of this limitation.  Provided, further for any Plan Year beginning on or after January 1, 1994, the annual Compensation taken into account under this Plan shall not exceed One Hundred Fifty Thousand Dollars ($150,000), as adjusted annually for each year after 1994 by the Adjustment Factor.  If Compensation for any prior determination period is taken into account for determining benefits for the current Plan Year, the Compensation for such prior determination period is subject to the annual Compensation limit in effect for that prior period.  For this purpose, in determining benefits in Plan Years beginning on or after January 1, 1989, the annual Compensation limit in effect for determination periods beginning before that date is Two Hundred Thousand Dollars ($200,000) and for determining benefits beginning on or after January 1, 1994, the annual Compensation limit in effect for determination periods beginning before that date is One Hundred Fifty Thousand Dollars ($150,000).

Section 2 – Prior Compensation Items and Exclusions

Prior to January 1, 2000, amounts classified as "NWAMI Compensation” were excluded from the definition of Compensation.

Prior to January 1, 1998, Compensation did not include elective amounts that were excludable from the gross income of the Employee under Code section 132(f)(4).

Prior to December 5, 2003, Compensation included commissions and bonuses.

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